    As filed with the Securities and Exchange Commission on February 28, 2002
                                                      Registration No. 333-74756
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               NATIONAL CITY BANK
                               ------------------
             (Exact name of Registrant as specified in its charter)
         United States                                 34-0420310
(State or Other Jurisdiction of               (I.R.S. Employer Identification
Incorporation or Organization)                              No.)
                              1900 East 9th Street
                              Cleveland, Ohio 44114
                                 (216) 575-2000
    (Address, Including ZIP Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                David L. Zoeller
                               National City Bank
                              1900 East 9th Street
                              Cleveland, Ohio 44114
                                 (216) 575-2978
 (Name, Address, Including ZIP Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                     NATIONAL CITY VEHICLE RECEIVABLES INC.
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)
            Delaware                              Applied For
(State or Other Jurisdiction of          (I.R.S. Employer Identification
 Incorporation or Organization)                       No.)
                              1900 East 9th Street
                              Cleveland, Ohio 44114
                                 (216) 575-2000
   (Address, Including ZIP Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                David L. Zoeller
                     National City Vehicle Receivables Inc.
                              1900 East 9th Street
                              Cleveland, Ohio 44114
                                 (216) 575-2000
            (Name, Address, Including ZIP Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

   Glenn S. Arden, Esq.          Copies to:       Jack M. Costello, Jr., Esq.
Jones, Day, Reavis & Pogue                        Sidley Austin Brown & Wood LLP
   599 Lexington Avenue                                  875 Third Avenue
 New York, New York 10022                            New York, New York 10022
      (212) 326-3939                                      (212) 906-2762

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        CALCULATION OF REGISTRATION FEE
============================ =================== ============================= ============================= =======================
Title of Securities          Amount to Be        Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
to Be Registered             Registered (1)      Price Per Unit (2)            Offering Price                Registration Fee (3)
---------------------------- ------------------- ----------------------------- ----------------------------- -----------------------

Asset Backed Securities      $3,300,000,000             100%                        $3,300,000,000              $303,747
============================ =================== ============================= ============================= =======================

(1) This Registration Statement relates to the offering from time to time of $3,300,000,000 aggregate principal amount of Asset-Backed Securities and to any resales of them in market making transactions by NatCity Investments, Inc., an affiliate of the Registrants, to the extent required.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(3)  $239 has previously been paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                                INTRODUCTORY NOTE

      This Registration Statement contains a form of Prospectus relating to the offering from time to time of Asset Backed Notes and/or Asset Backed Certificates by various Trusts created from time to time by National City Vehicle Receivables Inc. and/or National City Bank and two forms of Prospectus Supplement relating to the offering by a Trust of the particular series of Asset Backed Notes and Asset Backed Certificates or of Asset Backed Certificates, as applicable, described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used by the Registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proposed supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion, dated February 28, 2002.
Prospectus Supplement to Prospectus Dated February 28, 2002.


                           $_________________________

                  NATIONAL CITY AUTO RECEIVABLES TRUST 200__-__
                                     ISSUER

                    [NATIONAL CITY VEHICLE RECEIVABLES INC.]
                                   [DEPOSITOR]

--------------------------------------------------------------------------------
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU READ THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE PROSPECTUS.

A security is not a deposit and neither the securities nor the underlying vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities are issued by the trust. The securities are not obligations of [National City Vehicle Receivables Inc., the servicer] [National City Bank] or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.
--------------------------------------------------------------------------------

                               NATIONAL CITY BANK
             [SELLER AND SERVICER] [SELLER, SERVICER AND DEPOSITOR]


                 THE TRUST WILL ISSUE THE FOLLOWING SECURITIES:

                        PRINCIPAL       INTEREST       FINAL SCHEDULED PAYMENT
                          AMOUNT          RATE                  DATE
Class [ ] Notes       $                        %                   , 200_
Class [ ] Notes       $                        %                   , 200_
Certificates          $                        %                   , 200_

-----------------------
- The securities are secured by the assets of the trust, which consist primarily of motor vehicle installment sales contracts and loan contracts secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles].

- The trust will pay interest and principal on the securities on the ___th day of each month, or if the ___th is not a business day, the next business day.

- The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

THE UNDERWRITERS ARE OFFERING THE FOLLOWING SECURITIES BY THIS PROSPECTUS
SUPPLEMENT:



                           INITIAL PUBLIC     UNDERWRITING      PROCEEDS TO THE
                         OFFERING PRICE (1)     DISCOUNT         SELLER (1)(2)
Per Class [ ] Note             %                           %           %
Per Class [ ] Note             %                           %           %
Per Certificate                %                           %           %
Total.................    $                     $                $

------------------
  (1)  Plus accrued interest, if any, from _________, 200_.
  (2)  Before deducting other expenses estimated at $________.

After the initial distribution of the [securities], this prospectus and prospectus supplement may be used by NatCity Investments, Inc., an affiliate of the seller, the depositor and the servicer, in connection with market making transactions in the [securities]. NatCity Investments, Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale, not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            [                     ]

            The date of this prospectus supplement is _____________.

                                TABLE OF CONTENTS


READING THESE DOCUMENTS.............................3


SUMMARY OF TERMS OF THE SECURITIES..................4


RISK FACTORS.......................................10


THE TRUST..........................................13

   Limited Purpose and Limited Assets..............13
   Capitalization of the Trust.....................14
   The Owner Trustee...............................14

THE RECEIVABLES POOL...............................14

   Criteria Applicable to Selection of Receivables.14

[THE DEPOSITOR]....................................18


NATIONAL CITY BANK.................................18

   National City Bank's Delinquency, Loan Loss
   and Recovery Information........................19

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
   OUTSTANDING ON THE NOTES OR CERTIFICATES........20

   Notes...........................................20
   Certificates....................................20
   The Factors Described Above Will Decline
      as the Trust Makes Payments on the
      Securities...................................21

MATURITY AND PREPAYMENT CONSIDERATIONS.............21

   Weighted Average Life of the Securities.........23

DESCRIPTION OF THE NOTES...........................27

   Payments of Interest............................27
   Payments of Principal...........................28
   Optional Prepayment.............................28

DESCRIPTION OF THE CERTIFICATES....................28

   Distributions...................................29
   Subordination of Certificates...................29
   Optional Prepayment.............................30

APPLICATION OF AVAILABLE FUNDS.....................30

   Sources of Funds for Distributions..............30
   Priority of Distributions.......................31

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT....32

   Accounts........................................32
   Servicing Compensation and Expenses.............32
   Rights Upon Event of Servicing Termination......33
   Waiver of Past Events of Servicing Termination..33
   Deposits to the Collection Account..............33
   Reserve Account.................................34

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........35


CERTAIN STATE TAX CONSEQUENCES.....................35


ERISA CONSIDERATIONS...............................36

   The Notes.......................................36
   The Certificates................................36

UNDERWRITING.......................................37


LEGAL OPINIONS.....................................40


GLOSSARY OF TERMS..................................40

                             READING THESE DOCUMENTS

      We provide information on the securities in two documents that offer varying levels of detail:

      1. Prospectus - provides general information, some of which may not apply to the securities.

      2. Prospectus Supplement - provides a summary of the specific terms of the securities.

     After the initial distribution of each series of securities by the underwriters and in connection with any market making transactions by NatCity Investments, Inc., a supplement will accompany this prospectus supplement and prospectus. We suggest you read the supplement, if any, this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-2 in this document and on page 2 in the prospectus to locate the referenced sections.

     The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     In this prospectus supplement, the terms "we," "us" and "our" refer to [National City Vehicle Receivables Inc.] [National City Bank]

--------------------------------------------------------------------------------
                       SUMMARY OF TERMS OF THE SECURITIES

         The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

ISSUER

National City Auto Receivables Trust 200__-__, a Delaware business trust, will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles], which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

DEPOSITOR

[National City Vehicle Receivables Inc.]

[National City Bank]

OFFERED SECURITIES

The following securities are being offered by this prospectus supplement:

         $____________ Class [ ] ____% Asset Backed Notes

         $____________ Class [ ] ____% Asset Backed Notes

         $____________ Class [ ] ____% Asset Backed Certificates

CLOSING DATE

The trust expects to issue the securities on __________________.

SELLER

National City Bank.

SERVICER

National City Bank.

OWNER TRUSTEE

__________________.

INDENTURE TRUSTEE

__________________.

ADMINISTRATOR

__________________.

PAYMENT DATES

On the ___th day of each month (or if the ___th day is not a Business Day, the next Business Day), the trust will pay interest and principal on the securities.

FIRST PAYMENT DATE

The first payment date will be _________________.

RECORD DATES

On each payment date, the trust will pay interest and principal to the holders of the securities as of the related record date. The record dates for the securities will be the day immediately preceding the payment date. If definitive securities are issued for the securities, the record date will be the last day of the month immediately preceding the payment date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INTEREST RATES

The trust will pay interest on the [Class [ ] Notes and] the certificates at the fixed rates specified on the cover of this prospectus supplement. [The trust will pay interest on the Class [ ] Notes at the floating rate[s] specified on the cover of this prospectus supplement.] [For each interest reset period with respect to the Class [ ] Notes, the trust will pay interest on the Class [ ] Notes at a rate equal to LIBOR plus ___%, except that the interest rate for the Class [ ] Notes will never exceed ___%.]

INTEREST ACCRUAL

[Class [ ] Notes

"Actual/360", accrued from the prior payment (or the closing date, in the case of the first payment date) to and excluding the current payment date).]

[Class [ ] Notes and] Certificates

"30/360", accrued from the ___th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the ___th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1.   the outstanding principal balance;

2.   the interest rate; and

3.   [(i)in the case of the Class [ ] Notes:

         the actual number of days in the accrual period divided by 360; and

     (ii)] in the case of [the Class [ ] Notes and] the certificates:

         30 (or in the case of the first payment date, _____) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Interest" and "Description of the Certificates -- Distributions."

PRIORITY OF DISTRIBUTIONS

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

     (1)  Servicing Fee-- the servicing fee payable to the servicer;

     (2) Note Interest-- interest due on all the notes ratably to the holders of each class of notes;

     (3)  Note Principal Payment-- An amount equal to the sum of

          - the principal collections on the receivables received during the prior calendar month and

          - the aggregate principal balance (net of liquidation proceeds applied to principal) of all receivables designated as "defaulted receivables" in that month,

          will be applied to pay principal on the notes in the following order of priority:

          (i)  on the Class [ ] Notes until they are paid in full; and

          (ii) on the Class [ ] Notes, until they are paid in full;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          however,

          - if the payment date is a Final Scheduled Payment Date for a class of notes, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (3) will be paid on that class;

          - if the notes are accelerated after an Event of Default, the Available Funds remaining after clause (3) will be applied to pay principal on all classes of the notes until they are paid in full and then to distribute interest and principal on the certificates until they are paid in full;

     (4) Certificate Interest Payment -- interest distributable to the holders of the certificates; however, if payment of the notes is accelerated after an event of default, this distribution will not be made until after the notes have been paid in full;

     (5) Certificate Principal-- After the notes have been paid in full, an amount equal to the amount specified in clause (3) will be applied to pay principal on the certificates until they are paid in full;

     (6) Reserve Account Deposit-- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

     (7) Accelerated Principal Payment -- Any amounts remaining after the above distributions, will be applied to pay principal on the notes in the order specified in clause (3); and

     (8) Any amounts remaining after the above distributions will be deposited into the reserve account.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to "Application of Available Funds" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the securities will be as follows:

SUBORDINATION OF PRINCIPAL AND INTEREST

Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If an event of default occurs and the notes are accelerated, no payments will be made on the certificates until the notes are paid in full.

RESERVE ACCOUNT

[On the closing date, the trust will deposit $______________ to the reserve account.]

On each payment date, if collections on the receivables are insufficient to pay the first five items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be [describe reserve account formula].

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first five items listed in "Priority of Distributions" above are satisfied.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to the reserve account.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Sale and Servicing Agreement -- Reserve Account" in this prospectus supplement.

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is ___% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The purchase price will equal the outstanding principal balance of the receivables plus interest accrued thereon at the weighted average interest rate borne by the securities. The trust will apply such payment to the payment of the securities in full.

FINAL SCHEDULED PAYMENT DATES

The trust is required to pay the entire principal amount of each class of securities, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

     - the receivables and the collections on the receivables on or after ________;

     -    security interests in the vehicles financed by the receivables;

     -    bank accounts; and

     - rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of ________________ is as follows:

-  Aggregate Principal
   Balance....................    $
-  Number of
   Receivables................
-  Average Principal
   Balance....................    $
       (Range)................    $      to $
-  Average Original
   Amount Financed............    $
       (Range)................    $      to $

-  Weighted Average Contract Rate     %
       (Range)................        % to
                                      %
-  Weighted Average
   Original Term..............       months
       (Range)................       months to
                                     months
-  Weighted Average
   Remaining Term.............       months
       (Range)................       month to
                                     months

SERVICER OF THE RECEIVABLES

The trust will pay the servicer a servicing fee on each payment date for the previous month equal to 1/12 of __% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected during each month.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RATINGS

It is a condition to the issuance of the securities that:

     - [the Class [ ] Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;]

     - [the Class [ ] Notes] be rated in the [highest] long-term rating category by at least [two] nationally recognized rating agencies; and

     - the certificates be rated "____" or its equivalent by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of the securities.

MINIMUM DENOMINATIONS

Notes                 $1,000 and integral multiples thereof

Certificates          $1,000 and integral multiples thereof

REGISTRATION, CLEARANCE AND SETTLEMENT

Notes                 book-entry through DTC/Clearstream/ Euroclear

Certificates          book-entry through DTC

TAX STATUS

OPINIONS OF COUNSEL

Sidley Austin Brown & Wood LLP will deliver its opinion that for federal income tax purposes:

     -    the notes will be characterized as debt; and

     - the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

INVESTOR REPRESENTATIONS

Notes If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

Certificates          If you purchase the certificates, you agree by your
                      purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.

TAX-RELATED INVESTMENT RESTRICTIONS ON CERTIFICATES

Certificates          The certificates may not be purchased by persons who are
                      not U.S. Persons for federal income tax purposes.

If you are considering purchasing the certificates, you should refer to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Certain State Tax Consequences" in this prospectus supplement for more details.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ERISA CONSIDERATIONS

Notes The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Certificates          The certificates may not be acquired by an employee
                      benefit plan or an individual retirement account, or by a person investing on behalf of or with plan assets of such a plan or account. However, an insurance company using its general account may acquire the certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of [National City Vehicle Receivables Inc.] [National City Bank] is 1900 East 9th Street, Cleveland, Ohio 44114. Its telephone number is [TO BE INSERTED].
--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these securities.

CERTIFICATES ARE SUBJECT TO GREATER
CREDIT RISK BECAUSE THE CERTIFICATES
ARE SUBORDINATE TO THE NOTES             The certificates bear greater credit
                                         risk than the notes because payments
                                         of interest and principal on the
                                         certificates are subordinated, to the
                                         extent described below, to payments of
                                         interest and principal on the notes.

                                         Interest payments on the certificates
                                         on each payment date will be
                                         subordinated to interest payments on
                                         the notes and, if the notes have been
                                         accelerated because of a failure to pay
                                         an amount due on the notes or certain
                                         events of insolvency in respect of the
                                         trust, principal payments on the notes.

                                         Principal payments on the certificates
                                         will be fully subordinated to principal
                                         payments on the notes since no
                                         principal will be paid on the
                                         certificates until the notes have been
                                         paid in full.

PREPAYMENTS AND LOSSES ON YOUR
SECURITIES MAY RESULT FROM AN EVENT OF
DEFAULT UNDER THE INDENTURE              An event of default under the indenture
                                         may result in

                                         -    losses on your notes or
                                              certificates if the receivables
                                              are sold and the sale proceeds,
                                              together with any other assets of
                                              the trust, are insufficient to pay
                                              the amounts owed on the notes and
                                              the certificates; and

                                         -    your notes or certificates being
                                              repaid earlier than scheduled,
                                              which may require you to reinvest
                                              your principal at a lower rate of
                                              return.

                                         See "The Indenture" in the prospectus.

YOU MAY SUFFER LOSSES BECAUSE YOU HAVE
LIMITED CONTROL OVER ACTIONS OF THE
TRUST AND CONFLICTS BETWEEN THE
NOTEHOLDERS AND THE CERTIFICATEHOLDERS   Because the trust has pledged its
MAY OCCUR                                property to the indenture trustee to
                                         secure payment on the notes, the
                                         indenture trustee may, and at the
                                         direction of the holders of the
                                         specified percentage of the notes will,
                                         take one or more of the other actions
                                         specified in the indenture relating
                                         to the property of the trust,
                                         including a sale of the receivables.
                                         Furthermore, the holders of a majority
                                         of the notes, or the indenture trustee
                                         acting on behalf of the holders of the
                                         notes, under certain circumstances, has
                                         the right to waive Events of Servicing
                                         Termination or to terminate the
                                         servicer as the servicer of the
                                         receivables without consideration of
                                         the effect such waiver or termination
                                         would have on the holders of the
                                         certificates. The holders of
                                         certificates will not have the ability
                                         to waive Events of Servicing
                                         Termination or to remove the
                                         servicer until the notes have been paid
                                         in full.

                                         See "Description of the Receivables
                                         Transfer and Servicing Agreements --
                                         Events of Servicing Termination", " --
                                         Rights Upon Event of Servicing
                                         Termination" and "-- Waiver of Past
                                         Events of Servicing Termination" in the
                                         prospectus.

GEOGRAPHIC CONCENTRATION MAY RESULT IN
MORE RISK TO YOU The servicer's records indicate that the billing addresses of the obligors of the receivables as of ________, were in the following states:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE
                                                                    PRINCIPAL
                                                                     BALANCE
                                                                     -------

                                         [    ].............                %
                                         [    ].............                %
                                         [    ].............                %
                                         [    ].............                %


                                         No other state, by those billing
                                         addresses, constituted more than 5% of
                                         the balance of the receivables as of
                                         _____________. Economic conditions or
                                         other factors affecting these states in
                                         particular could adversely affect the
                                         delinquency, credit loss or
                                         repossession experience of the trust.

                                    THE TRUST

LIMITED PURPOSE AND LIMITED ASSETS

         National City Auto Receivables Trust 200__-__ is a business trust formed under the laws of the State of Delaware by a trust agreement dated as of __________ between the depositor and __________, as the owner trustee. The trust will not engage in any activity other than:

         - acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

         -        issuing the securities;

         -        making payments on the securities; and

         - engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

         The trust will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the trust (1) to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of ______________ among the trust, the depositor, the servicer, the administrator and the indenture trustee, and (2) to fund the initial deposit to the Reserve Account.

         The trust property will also include:

         - all monies received on the receivables on or after ___________ (the "CUT-OFF DATE");

         -        security interests in the financed vehicles;

         - the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

         - the depositor's rights to certain documents and instruments relating to the receivables;

         - such amounts as from time to time may be held in the accounts maintained for the trust;

         - certain payments and proceeds with respect to the receivables held by the servicer; and

         -        any proceeds of the above items.

         If the protection provided to the noteholders by the subordination of the certificates and to the noteholders and the certificateholders by the Reserve Account is insufficient, the trust will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the trust can distribute to the noteholders and the certificateholders. See "Application of Available Funds-- Priority of Distributions" and "Description of the Sale and Servicing Agreement-- Reserve Account" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:

Class [ ] Notes.................................................      $_________
Class [ ] Notes.................................................
Class [ ] Notes.................................................
Class [ ] Certificates..........................................
Total...........................................................      $
                                                                       =========

THE OWNER TRUSTEE

         ___________ will be the owner trustee under the trust agreement.
_______________is a ________________ and its principal offices are located at
_________________________________. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                              THE RECEIVABLES POOL

         The trust will own a pool of receivables consisting of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by security interests in the [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those contracts. The pool will consist of the receivables that the seller sells to the depositor and the depositor sells to the trust on [and, in the case of subsequent receivables, after] the closing date. The receivables will include payments on the receivables that are made on or after the Cut-off Date.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES.

         The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

- has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

-    has no payment more than ____ days past due as of the Cut-off Date; and

- has a remaining principal balance, as of the Cut-off Date, of at least $___________.

         The receivables were selected from the seller's portfolio, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by [the seller or] the depositor to be adverse to the securityholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than ______________________.

         [Description of any underwriting criteria applicable to subsequent receivables.]

         The composition of the receivables as of the Cut-off Date is as follows:

-   Aggregate Principal
    Balance......................................   $
-   Number of
    Receivables..................................
-   Average Principal
    Balance......................................   $
       (Range)...................................   $            to $
-   Average Original
    Amount Financed..............................   $
       (Range)...................................   $            to $
-   Weighted Average
    Contract Rate................................          %
       (Range)...................................          % to        %
-   Weighted Average
    Original Term................................      months
       (Range)...................................      months to    months
-   Weighted Average
    Remaining Term...............................      months
       (Range)...................................      months to    months
-   Percentage of Aggregate Principal
    Balance of Receivables for
    New/Used Vehicles............................     % /  %

         The geographical distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                PERCENTAGE
                                                    OF                                                       PERCENTAGE
                                                AGGREGATE                                                        OF
                          NUMBER                PRINCIPAL                                                    AGGREGATE
                          OF         PRINCIPAL  BALANCE                              NUMBER OF   PRINCIPAL   PRINCIPAL
STATE (1)                 RECEIVABLE  BALANCE      (2)          STATE (1)           RECEIVABLES   BALANCE   BALANCE (2)
------------------------  ---------- ---------  ----------      ------------------  -----------  ---------  -----------
Alabama.................                                        Minnesota.........
Arizona.................                                        Missouri..........
Arkansas................                                        Montana...........
California..............                                        Nebraska..........
Colorado................                                        Nevada............
Connecticut.............                                        New Jersey........
Delaware................                                        New York..........
District of Columbia....                                        North Carolina....
Florida.................                                        Ohio..............
Georgia.................                                        Oklahoma..........
Idaho...................                                        Pennsylvania......
Illinois................                                        Rhode Island......
Indiana.................                                        South Carolina....
Iowa....................                                        South Dakota......
Kansas..................                                        Tennessee.........
Kentucky................                                        Texas.............
Louisiana...............                                        Vermont...........
Maryland................                                        Virginia..........
Massachusetts...........                                        West Virginia.....
Michigan................                                        Wisconsin.........

--------------
(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.

     DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                         NUMBER OF                                     PRINCIPAL
CONTRACT RATE                                           RECEIVABLES         PRINCIPAL BALANCE         BALANCE (1)
-----------------------------------------------  -------------------------  ----------------------  -----------------
1.90 to 1.99%..................................
2.00 to 2.49...................................
2.50 to 2.99...................................
3.00 to 3.49...................................
3.50 to 3.99...................................
4.00 to 4.49...................................
4.50 to 4.99...................................
5.00 to 5.49...................................
5.50 to 5.99...................................
6.00 to 6.49...................................
6.50 to 6.99...................................
7.00 to 7.49...................................
7.50 to 7.99...................................
8.00 to 8.49...................................
8.50 to 8.99...................................
9.00 to 9.49...................................
9.50 to 9.99...................................
10.00 to 10.49.................................
10.50 to 10.99.................................
11.00 to 11.49.................................
11.50 to 11.99.................................
12.00 to 12.49.................................
12.50 to 12.99.................................
13.00 to 13.49.................................
13.50 to 13.99.................................
14.00 to 14.49.................................
14.50 to 14.99.................................
15.00 to 15.49.................................
15.50 to 15.99.................................
16.00 to 16.49.................................
16.50 to 16.99.................................
17.00 to 17.49.................................
17.50 to 17.99.................................
18.00 to 18.49.................................
18.50 to 18.99.................................
19.00 to 19.49.................................
19.50 to 19.99.................................
20.00..........................................
Totals.........................................

--------------
(1) May not add to 100.00% due to rounding.

         [If National City Vehicle Receivables Inc. is the depositor:]

                                 [THE DEPOSITOR]

         [The depositor was incorporated in the State of Delaware on November 26, 2001 as a wholly-owned subsidiary of National City Bank. The depositor maintains its principal office at [1900 East 9th Street, Cleveland, Ohio 44114]. Its telephone number is [?].]

         [The depositor is a wholly-owned, special purpose, bankruptcy remote subsidiary of National City Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor's certificate of incorporation limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor's certificate of incorporation also includes a provision that requires the seller to have at least two directors who are not directors, officers or employees of National City Bank or any of its affiliates and who satisfy certain other criteria set forth in the certificate of incorporation for being an "independent director".]

         [The only obligations, if any, of the depositor with respect to the securities issued by any trust may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.]

         [None of the depositor, the seller and servicer or any of their respective affiliates will insure or guarantee the receivables or the securities issued by any trust.]


                               NATIONAL CITY BANK

         At its September 30, 2001 call report, National City Bank had total deposits of approximately $21.0 billion, total assets of approximately $38.6 billion and total equity of approximately $3.0 billion. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

         [National City Bank will sell the receivables to the depositor pursuant to the receivables purchase agreement and the depositor will sell the receivables to the trust pursuant to the sale and servicing agreement. National City Bank will then service the receivables pursuant to the sale and servicing agreement.] [National City Bank will sell the receivables to the trust and then service the receivables pursuant to the sale and servicing agreement.] Information regarding National City Bank may be found in "Description of the Bank and National City Corporation" in the prospectus. Information regarding National City Bank's servicing procedures may be found in "National City Bank's Origination and Servicing Procedures" in the prospectus.

NATIONAL CITY BANK'S DELINQUENCY, LOAN LOSS AND RECOVERY INFORMATION

         The following tables set forth the historical delinquency experience and net credit loss experience of National City Bank for each of the periods shown for the Bank's portfolio of automobile and light-duty truck [motorcycle] [recreational vehicle] [van] [minivan] [sport utility vehicle] receivables, [including those that the seller previously sold but that the servicer continues to service]. There is no assurance that the behavior of the receivables in the future will be comparable to National City Bank's experience set forth below:

                             DELINQUENCY EXPERIENCE
                          (DOLLAR AMOUNT IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------
                           At October 31,                                 At December 31,
                     ---------------------------------------------------------------------------------------------------
                               2001                    2000                     1999                    1998
                     ---------------------------------------------------------------------------------------------------
                       Number                   Number                   Number                   Number
                      of Loans     Dollars     of Loans     Dollars     of Loans     Dollars     of Loans    Dollars
                     ---------------------------------------------------------------------------------------------------
Principle Amount       425,910 $4,220,485,000   427,841 $4,036,228,000   484,972 $4,674,330,932   514,440 $4,734,655,830
Outstanding
Delinquencies
30-59 Days               7,618    $65,611,000     9,268    $81,113,000     9,747    $85,859,201    11,904   $101,074,557
60-89 Days               2,127    $17,092,000     2,315    $19,277,000     2,415    $20,896,059     3,377    $26,844,360
over 90 Days               959     $7,890,000     1,090     $9,264,000     1,306    $10,979,870     1,774    $14,107,825

Total Delinquencies     10,704    $90,593,000    12,673   $109,654,000    13,468   $117,735,130    17,055   $142,026,742

Delinquencies
30-59 Days                              1.55%                    2.01%                    1.84%                    2.13%
60-89 Days                              0.40%                    0.48%                    0.45%                    0.57%
over 90 Days                            0.19%                    0.23%                    0.23%                    0.30%

Total Delinquencies                     2.15%                    2.72%                    2.52%                    3.00%
------------------------------------------------------------------------------------------------------------------------


                         HISTORICAL NET LOSS EXPERIENCE
                          (DOLLAR AMOUNT IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------
                                                     Annualized as          For Year Ending December 31,
                                                      of Oct. 31
                                                    --------------------------------------------------------------
                                                       2001 YTD          2000           1999           1998
                                                    --------------------------------------------------------------
Period End Principal Amount Outstanding              $4,220,485,000 $4,036,228,000 $4,674,330,932  $4,734,655,830
Average Principal Amount Outstanding                 $4,107,737,000 $4,303,171,000 $4,583,576,063  $3,776,194,390
Period End Number of Loans Outstanding                      428,910        427,841        484,972         514,440
Average Number of Loans Outstanding                         425,015        450,546        489,723         412,084
Gross Losses                                            $69,040,000    $78,323,618    $93,883,471     $66,591,847
Recoveries                                              $29,418,000    $35,387,852    $40,674,961     $32,867,984
Net Losses (Gains)                                      $39,622,000    $42,935,766    $53,208,511     $33,723,863

Gross Losses as a % of Principal Amount Outstanding           1.96%          1.94%          2.01%           1.41%
Gross Losses as a % of Average Principal Amount               2.02%          1.82%          2.05%           1.76%
Outstanding
Net Losses (Gains) as a % of Principal Amount                 1.13%          1.06%          1.14%           0.71%
Outstanding
Net Losses (Gains) as a % of Average Principal                1.16%          1.00%          1.16%           0.89%
Amount Outstanding
------------------------------------------------------------------------------------------------------------------

         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                 HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                    OUTSTANDING ON THE NOTES OR CERTIFICATES

         The servicer will provide to you in each report that it will deliver to you a factor that you can use to compute your portion of the principal amount outstanding on the notes or certificates.

NOTES

         HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR CLASS OF NOTES. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal that the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

         YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE NOTES. For each note you own, your portion of that class of notes is the product of--

-    the original denomination of your note; and

- the factor relating to your class of notes computed by the servicer in the manner described above.

CERTIFICATES

         HOW THE SERVICER COMPUTES THE FACTOR FOR THE CERTIFICATES. The servicer will compute a separate factor for the certificates. The factor for the certificates will be a seven-digit decimal that the servicer will compute prior to each distribution with respect to the certificates indicating the remaining certificate balance of the certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction of the initial certificate balance of the certificates.

         YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE CERTIFICATES. For each certificate you own, your portion of the certificates is the product of--

-    the original denomination of your certificate; and

- the factor relating to the certificates computed by the servicer in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE SECURITIES

         Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in--

-    the outstanding principal amount of the applicable class of notes; or

-    the outstanding certificate balance of the certificates.

         These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, no principal payments will be made

-    on the Class [ ] Notes until the Class [ ] Notes have been paid in full; or

-    on the certificates until the Class [ ] Notes have been paid in full.

[However, if the notes are accelerated after an Event of Default, principal payments will be applied pro rata to all classes of the notes. See "Application of Available Funds" in this prospectus supplement.]

         Since the rate of payment of principal of each class of notes and the certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates.

         WE CANNOT ASSURE YOU THAT YOUR SECURITIES WILL BE REPAID ON THE RELATED FINAL SCHEDULED PAYMENT DATE. It is expected that final payment of each class of notes and the final distribution in respect of the certificates will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an Event of Default under the indenture. See "The Indenture -- Rights upon Event of Default" in the prospectus. In addition, the remaining certificate balance of the certificates is required to be paid in full on or prior to its Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes and the final distribution in respect of the certificates could occur later than such dates.

         THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY THE SELLER AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE SECURITIES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the securities. The noteholders and the certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         RISKS OF SLOWER OR FASTER REPAYMENTS. Noteholders and certificateholders should consider--

- in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

- in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders and the certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.

         The table (the "ABS Table") captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

- the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

- [each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days];

- payments on the notes and the certificates are made on each payment date (and each payment date is assumed to be the _____ day of the applicable month);

- [the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance];

-    the servicer does not exercise its option to purchase the receivables; and

-    [describe any additional ABS Table assumptions].

         The ABS Table indicates the projected weighted average life of each class of notes and the certificates and sets forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of
________________.


                                                               CONTRACT       ORIGINAL TERM
                                          AGGREGATE             RATE OF        TO MATURITY        REMAINING TERM TO
POOL                                  PRINCIPAL BALANCE        INTEREST        (IN MONTHS)      MATURITY (IN MONTHS)
-------------------------------   ------------------------  --------------  -----------------  ----------------------
1.............................
2.............................
3.............................
4.............................
5.............................
6.............................
7.............................
8.............................
9.............................
10............................
11............................
12............................
13............................
14............................
15............................
16............................
17............................
18............................


         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes and the certificates.

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                          CLASS [ ] NOTES                   CLASS [ ] NOTES                  CLASS [ ] NOTES
                   ------------------------------   ------------------------------    ------------------------------
PAYMENT DATE         %       %        %       %       %        %       %       %        %       %       %        %
---------------    -----   -----    -----   -----   -----    -----   -----   -----    -----   -----   -----    -----
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
Weighted Average
Life(1)........
Weighted Average
Life to Call
(1)(2)
Optional Call
Date

----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

         THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                               PERCENT OF INITIAL
                 CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                            CLASS [ ] CERTIFICATES
PAYMENT DATE                          %         %          %          %
----------------------------        -----     -----      -----      -----
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
Weighted Average Life(1)....
Weighted Average Life to Call
(1)(2)
Optional Call Date
----------------------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes that the servicer purchases the receivables on the first payment date on which it is permitted to do so.

         THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                            DESCRIPTION OF THE NOTES

         The trust will issue the notes under an indenture to be dated as of ________ between the trust and _________, as indenture trustee. We have filed a form of the indenture as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

PAYMENTS OF INTEREST

         Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

         CALCULATION OF INTEREST. Interest will accrue and will be calculated on the various classes of notes as follows:

[- Actual/360. Interest on the Class [ ] Notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

[- 30/360. Interest on the Class [ ] Notes will accrue from and including the __th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the __th of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.]

- Unpaid Interest. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

         PRIORITY OF INTEREST PAYMENTS. The trust will pay interest on the notes (without priority among the classes of notes) on each payment date with available funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

         THE TRUST WILL PAY INTEREST PRO RATA TO NOTEHOLDERS IF IT DOES NOT HAVE ENOUGH FUNDS AVAILABLE TO PAY ALL INTEREST DUE ON THE NOTES. The amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any payment date. In that event, the holders of each class of notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the noteholders.

PAYMENTS OF PRINCIPAL

         PRIORITY AND AMOUNT OF PRINCIPAL PAYMENTS. The trust will generally make principal payments to the noteholders on each payment date in the amount and in the priority set forth under "Application of Available Funds" in this prospectus supplement.

         EVENT OF DEFAULT. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an Event of Default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of the notes after an Event of Default, the priority in which the trust makes distributions to the noteholders and certificateholders will change such that interest payments on the certificates will not be made until the notes are paid in full. See "Description of the Notes -- The Indenture" in the prospectus.

         NOTES MIGHT NOT BE REPAID ON THEIR FINAL SCHEDULED PAYMENT DATES. The principal balance of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

OPTIONAL PREPAYMENT

         All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when aggregate principal balance of the receivables has declined to __% or less of the aggregate principal balance of the receivables as of the Cut-off Date, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements -- Termination." Upon such purchase by the servicer, you will receive
--

         - the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

         - interest on any past due interest at the rate of interest on your notes (to the extent lawful).

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under the trust agreement between the depositor and the owner trustee. We have filed a form of the trust agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the trust agreement in its execution form with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

DISTRIBUTIONS

         INTEREST. On each payment date, commencing _________, the certificateholders will be entitled to receive the amount of interest that accrues on the certificate balance at the applicable rate of interest set forth on the cover page of this prospectus supplement.

         Interest will accrue--

         - in the case of the first payment date, from and including the closing date to but excluding the __th day of the following calendar month; or

         - otherwise, from and including the __th day of the calendar month preceding the payment date to but excluding the __th day of the calendar month of that payment date.

         INTEREST IS CALCULATED 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

         UNPAID INTEREST ACCRUES. Interest distributions due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at the rate of interest on the certificates (to the extent lawful).

         DISTRIBUTIONS ON CERTIFICATES. The trust will make distributions on the certificates in the amounts and in the priority set forth under "Application of Available Funds" in this prospectus supplement. Certificateholders will not receive any distributions of principal until the notes are paid in full. Following the occurrence of an Event of Default that has resulted in an acceleration of the notes, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates.

         The outstanding certificate balance of the certificates will be payable in full on the Final Scheduled Payment Date for the certificates. The actual date on which the trust pays the certificate balance of the certificates may be earlier or later than that Final Scheduled Payment Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

SUBORDINATION OF CERTIFICATES

         The rights of the certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, if the notes have been accelerated, principal. In addition, the certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full. This subordination is effected by the priority of distributions set forth under "Application of Available Funds" in this prospectus supplement.

OPTIONAL PREPAYMENT

         If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to __% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

         - the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for the certificates; and

         - interest on any past due interest at the rate of interest for the certificates, to the extent lawful.

         That distribution will cause the early retirement of your certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

                         APPLICATION OF AVAILABLE FUNDS

SOURCES OF FUNDS FOR DISTRIBUTIONS

         The funds available to the trust to make payments on the securities on each payment date will come from the following sources:

         - collections received on the receivables during the prior calendar month,

         - net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

         -        the aggregate amount of Advances remitted by the servicer,

         - proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations or covenants, and

         - funds, if any, withdrawn from the Reserve Account for that payment date.

         The precise calculation of the funds available to make payments on the securities is in the definition of Available Funds in the section "Glossary of Terms". We refer you to that definition. Among other things, Available Funds are calculated net of (i) reimbursements of outstanding Advances to the servicer and
(ii) payments to the servicer of any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected during each month. See "Description of the Receivables Transfer and Servicing Agreements -- Advances" and " -- Servicing Compensation and Expenses" in the prospectus.

PRIORITY OF DISTRIBUTIONS

         On each payment date the trust will apply the Available Funds for that payment date in the following amounts and order of priority:

         (1)      Servicing Fee-- the Servicing Fee payable to the servicer;

         (2) Note Interest-- interest due on all the notes ratably to the holders of each class of notes;

         (3) Note Principal Payment -- An amount equal to the sum of (i) the principal collections on the receivables received during the prior calendar month and (ii) the aggregate principal balance (net of liquidation proceeds received during that month applied to principal) of all receivables designated as "defaulted receivables" in that month will be applied to pay principal on the securities in the following order of priority:

                  (i)      the Class [ ] Notes until they are paid in full; and

                  (ii)     the Class [ ] Notes until they are paid in full;

                  however,

                           - if the payment date is a Final Scheduled Payment Date for a class of notes, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (3) will be paid on that class;

                           - if the notes are accelerated after an Event of Default, the Available Funds remaining after clause (3) will be applied to pay principal on all classes of the notes until they are paid in full and then to distribute interest and principal on the certificates until they are paid in full;

         (4) Certificate Interest -- interest distributable to the holders of the certificates; however, if an Event of Default has occurred and the notes have been accelerated, interest will not be distributed to the holders of the certificates until the notes are paid in full;

         (5) Certificate Principal Payment -- After the notes are paid in full, an amount equal to the amount specified in clause (3) will be applied to pay principal on the certificates until they are paid in full; however, if the payment date is the Final Scheduled Payment Date for the certificates, the amount, if any, necessary to pay the certificates in full after giving effect to the payment pursuant to this clause (5) will be paid on the certificates;

         (6) Reserve Account Deposit -- to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Account Balance;

         (7) Accelerated Principal Payment -- Any amounts remaining after the above distributions, will be applied to pay principal on the notes in the order specified in clause (3); and

         (8) Any amounts remaining after the above distributions will be deposited into the Reserve Account.

If the Available Funds are insufficient to make the payments in clauses (1) through (5), funds, if any, on deposit in the Reserve Account will be applied to cover those shortfalls. See "Description of the Sale and Servicing Agreement -- Deposits to the Collection Account".

         [List criteria for designation of a "defaulted receivable."]

                             DESCRIPTION OF THE SALE
                             AND SERVICING AGREEMENT

         The depositor will sell the receivables to the trust and the servicer will service the receivables under the sale and servicing agreement between the depositor, the servicer, the trust, the administrator and the indenture trustee. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the sale and servicing agreement in its execution form with the SEC after we issue the securities. We have summarized below some of the important terms of the sale and servicing agreement. This summary is not a complete description of all of the provisions of the sale and servicing agreement. You can find more information about the transfer of the receivables from the seller to the trust on the closing date in the prospectus under "Description of the Receivables Transfer and Servicing Agreements".

ACCOUNTS

         In addition to the Collection Account, the following accounts will be established--

         - the indenture trustee will establish a distribution account for the benefit of the noteholders;

         - the owner trustee will establish a distribution account for the benefit of the certificateholders;

         - the servicer will establish the Reserve Account in the name of the indenture trustee on behalf of the noteholders and the certificateholders; and

         -        [describe any additional accounts to be established].

SERVICING COMPENSATION AND EXPENSES

         The servicer is entitled to receive the Servicing Fee on each payment date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected during the related Collection Period. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than 25% of the principal amount of the [Controlling Class] of the notes (or, if no notes are outstanding, 25% of the certificate balance of the certificates) may remove the servicer without the consent of any of the other securityholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the [Controlling Class] of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

DEPOSITS TO THE COLLECTION ACCOUNT.

         The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if _________ is no longer the servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met.

         On or before the payment date, the servicer will cause all collections on receivables, Advances by the servicer and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements -- Collections" and "-- Advances" in the prospectus.

         On or before each payment date, the servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Account. In each case, the amount will be withdrawn only to the extent of funds in the Reserve Account after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Account are:

         - the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Collections for that payment date, which amount will be deposited into the Collection Account; and

         - the Reserve Account Excess Amount, if any, which will be distributed to the depositor.

         The "Total Required Payment" on any payment date, will be the sum of the payments specified in clauses (1) through (5) under "Priority of Distributions" in this prospectus supplement.

         The "Reserve Account Excess Amount", with respect to any payment date, will be the amount equal to the excess, if any, of --

         - the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

         - the Specified Reserve Account Balance with respect to that payment date.

         The "Specified Reserve Account Balance" will be [describe Reserve Account formula].

         SERVICER WILL PROVIDE INFORMATION TO INDENTURE TRUSTEE. On the Business Day prior to each payment date, the servicer will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the Collection Period preceding such payment date, including:

         -        the aggregate amount of collections on the receivables;

         - the aggregate amount of receivables designated as defaulted receivables;

         -        the aggregate Advances to be made by the servicer; and

         - the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

RESERVE ACCOUNT

         The servicer will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders and the certificateholders will have no recourse to the assets of the seller or servicer as a source of payment to the securities.

         DEPOSITS TO THE RESERVE ACCOUNT. [The Reserve Account will be funded by a deposit by the trust on the closing date in the amount of $____.] The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

         WITHDRAWALS FROM THE RESERVE ACCOUNT. The amount on deposit in the Reserve Account may be deposited into the Collection Account or, in the case of the Reserve Account Excess Amount, distributed to the depositor, to the extent described under " -- Deposits to the Collection Account" above.

         INVESTMENT. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the notes or the certificates confirms that such actions will not adversely affect its ratings of the securities, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         FUNDS IN THE RESERVE ACCOUNT WILL BE LIMITED. Amounts on deposit in the Reserve Account from time to time are available to--

         - enhance the likelihood that you will receive the amounts due on your notes or certificates; and

         - decrease the likelihood that you will experience losses on your notes or certificates.

         However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the noteholders and certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes or certificates.

         After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and the certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the depositor.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

         Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

         Jones Day, special Ohio tax counsel, will deliver its opinion to the effect that (1) if the characterization of the notes are characterized as debt for federal income tax purposes, the notes will also be recognized as debt for Ohio state income tax purposes, (2) if the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the trust will not be taxable as a corporation for Ohio state income tax purposes, and (3) the trust will not be subject to the Ohio franchise tax, the Ohio dealer inangibles tax or the Ohio qualified pass-through entity tax.

         The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

THE NOTES

         The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes --

- are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus); and

-    should not be deemed to have any "substantial equity features."

         See "ERISA Considerations" in the prospectus.

         However, the acquisition and holding of notes of any class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code or a similar law if the trust, the owner trustee, the indenture trustee, the servicer, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire notes. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Benefit Plan Investor. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

THE CERTIFICATES
         The certificates are not Senior Certificates. Benefit Plan Investors may not acquire the certificates, except that an insurance company using the assets of its general account may purchase certificates on the condition that --

- such insurance company is able to represent that, as of the date it acquires an interest in a certificate, less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code;

- such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in the certificates, 25% or more of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, such insurance company will dispose of all certificates then held in its general account by the end of the next quarter;

- its acquisition and holding of the certificates are exempt under Prohibited Transaction Class Exemption 95-60.

         In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA, the Code or a similar law could be deemed to occur if any holder of the certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan whose assets are used to acquire the notes without being covered by one or more exemptions from the prohibited transaction rules.

         Each purchaser of the certificates will be deemed to represent and certify that it either--

- is not a Benefit Plan Investor and is not acquiring its certificates on behalf of any Benefit Plan Investor; or

- is an insurance company investing the assets of its general account under the limitations described above.

         For additional information regarding treatment of the certificates under ERISA, we refer you to "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class [ ] Notes and Class [ ] Notes set forth opposite its name below:

                                    PRINCIPAL AMOUNT OF      PRINCIPAL AMOUNT OF
                                         CLASS [ ]                CLASS [ ]
NOTE UNDERWRITERS                          NOTES                    NOTES
-------------------------------     -------------------      -------------------
................................
................................
................................
................................
     Total.....................

         The depositor has been advised by the underwriters of the notes that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class [ ] Notes and the Class [ ] Notes, the public offering prices may change.

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balance of the certificates set forth below opposite its name.

                                                        CERTIFICATE
                                                        BALANCE OF
CERTIFICATE UNDERWRITERS                               CERTIFICATES
--------------------------------------------        --------------------

Total.......................................

         The depositor has been advised by the underwriters of the certificates that they propose initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the certificates, the public offering price may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes or as a percentage of the certificate balance of the certificates and as an aggregate dollar amount, will be as follows:

                                        UNDERWRITING       NET PROCEEDS        SELLING
                                        DISCOUNT AND          TO THE         CONCESSIONS        REALLOWANCE
                                         COMMISSIONS         SELLER(1)      NOT TO EXCEED      NOT TO EXCEED
                                        ------------       ------------     -------------      -------------
Class [ ] Notes.................
Class [ ] Notes.................
Certificates....................
    Total for the
      notes and certificates....

--------------

(1) Plus accrued interest, if any, from _________________________ and before deducting other expenses estimated at $________________________ .

         Until the distribution of the notes and the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes and the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes and the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes and the certificates.

         If the underwriters create a short position in the notes or the certificates in connection with this offering (i.e., they sell more notes or certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes or certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes or certificates in the open market to reduce the underwriters' short position or to stabilize the price of such notes or certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes or certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the certificates. In addition, none of the seller, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes and the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes or the certificates will develop. If a secondary market for the notes or the certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

         The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the bank and its affiliates.

         The bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

         The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

         After the initial distribution of the [securities] by the underwriters, the prospectus and prospectus supplement may be used by NatCity Investments, Inc. in connection with market making transactions in the [securities]. NatCity Investments, Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. NatCity Investments, Inc. is an affiliate of the seller, the depositor and the servicer.

                                 LEGAL OPINIONS

         Certain legal matters relating to the notes and the certificates will be passed upon for the seller by Jones, Day, Reavis & Pogue. Certain federal income tax matters relating to the notes and the certificates will be passed upon for the trust by Sidley Austin Brown & Wood LLP. Certain legal matters relating to Ohio tax matters will be passed upon for the depositor by Jones Day. Certain legal matters relating to the notes and the certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                                GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

         "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities".

         "ABS TABLE" means the table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

         "AVAILABLE COLLECTIONS" for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

         - all payments collected on the receivables [including, without limitation, Payaheads, subject to the applicable exclusions described below];

         - all Liquidation Proceeds in respect of receivables that were designated as defaulted receivables, to the extent such proceeds are allocable to interest due on such receivables;

         - all Liquidation Proceeds attributable to the principal amount of receivables that were designated as defaulted receivables during such Collection Period, plus Realized Losses with respect to such liquidated receivables;

         - all recoveries in respect of receivables that were designated as defaulted receivables, liquidated and written off in prior Collection Periods;

         - all Advances made by the servicer of interest due on the receivables;

         - all Precomputed Advances made by the servicer of principal due on Precomputed Receivables;

         - the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation that arose during the related Collection Period;

         - investment earnings on funds on deposit in the accounts established in connection with the trust, other than the distribution account for the benefit of certificateholders;

         - partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment that causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date; and

         - on the Final Scheduled Payment Date, any Advances made by the servicer with respect to principal on the receivables.

         Available Collections on any payment date will exclude the following:

         - amounts received on a Precomputed Receivable to the extent that the servicer has previously made an unreimbursed Precomputed Advance with respect to that Precomputed Receivable;

         - Liquidation Proceeds with respect to a Precomputed Receivable to the extent of any unreimbursed Precomputed Advance with respect to that Precomputed Receivable;

         - all payments and proceeds (including Liquidation Proceeds) of any receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

         - amounts received in respect of interest on Simple Interest Receivables during the related Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective annual percentage rates, assuming that a payment on each Simple Interest Receivable in received on its respective due date;

         - Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest on that Simple Interest Receivable, but not including interest for the then-current Collection Period, and only to the extent of any unreimbursed Simple Interest Advances on that Simple Interest Receivable;

         - any Payaheads that have been returned to the related obligors during the related Collection Period and Payaheads in respect of principal that have not been applied as payments under the related receivables in the related Collection Period; and

         - any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected by the servicer during the related Collection Period.

         "AVAILABLE FUNDS" means, for any payment date, the sum of: the Available Collections and the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Collections for that payment date.

         -        the Available Collections for that payment date; and

         - funds, if any, on deposit in the Reserve Account on that payment date up to the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Collections for that payment date.

         "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Ohio are authorized by law, regulation or executive order to be closed.

         "CERTIFICATE BALANCE" means, with respect to the certificates, initially, $ and, thereafter, means the initial certificate balance of the certificates, reduced by all amounts allocable to principal previously distributed to the certificateholders.

         "CLEARSTREAM" means Clearstream, Luxembourg, a professional depository under the laws of Luxembourg.

         "CLOSING DATE" means                     .
                              --------------------

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTION ACCOUNT" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

         "COLLECTION PERIOD" means, with respect to the first payment date, the calendar month ending on , and with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

         "CONTRACT RATE" means the per annum interest borne by a receivable.

         "CUT-OFF DATE" means the date as of which the seller will transfer the receivables to the trust, which is .

         "DEFAULTED RECEIVABLE" means [list criteria for designation of "defaulted receivable"].

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "FEDERAL TAX COUNSEL" means Sidley Austin Brown & Wood LLP.

         "FINAL SCHEDULED PAYMENT DATE" for each class of notes and certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

         "INDENTURE TRUSTEE" means _________________, a ________________, as indenture trustee under the indenture.

         "INTEREST RESET PERIOD" means, with respect to any payment date, the related interest accrual period for notes that bear interest at a variable or adjustable rate per annum.

         "LIBOR" means, with respect to the applicable interest reset period, the London interbank offered rate for U.S. dollar deposits for one month determined in the manner specified in the indenture.

         "LIQUIDATION PROCEEDS" means all proceeds of the liquidation of defaulted Receivables, net of expenses incurred by the servicer in connection with the liquidation of those defaulted receivables and any amounts required by law to be remitted to the obligors on those liquidated receivables.

         "OWNER TRUSTEE" means _______________________, a Delaware ____________, as owner trustee under the trust agreement under which the trust is formed.

         "PAYMENT DATE" means the date on which the trust will pay interest and principal on the notes and certificates, which will be the __ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing
_________.

         "PLAN" means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

         "REALIZED LOSSES" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to those receivables during that Collection Period, to the extent allocable to principal.

         "RECORD DATE" with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as Definitive Securities, the last day of the preceding month.

         "RECOVERIES" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to such defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of such defaulted receivable and any payments required by law to be remitted to the obligor.

         "RESERVE ACCOUNT" means the account that the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee [into which the trust will deposit the Reserve Initial Deposit] and into which the indenture trustee will make the [other] deposits and withdrawals specified in this prospectus supplement.

         "RESERVE ACCOUNT EXCESS AMOUNT", with respect to any payment date, means the amount equal to the excess, if any, of --

         - the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

         - the Specified Reserve Account Balance with respect to that payment date.

         ["RESERVE INITIAL DEPOSIT" means the $______________ initially deposited into the Reserve Account.]

         "SEC" means the Securities and Exchange Commission.

         "SERVICING FEE" means a fee payable to the servicer on each payment date for servicing the receivables that is equal to the product of 1/12 of ___% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         "SPECIFIED RESERVE ACCOUNT BALANCE" means [describe formula].

         "TOTAL REQUIRED PAYMENT", with respect to any payment date, means the sum of the payments specified in clauses (1) through (5) under "Priority of Distributions" in this prospectus supplement.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting, in affect, to buy these securities in any state where the offer of sale is not permitted.



                 Subject to completion, dated February 28, 2002.


Prospectus Supplement to Prospectus Dated February 28, 2002.


                              $-------------------
                  NATIONAL CITY AUTO RECEIVABLES TRUST 200__-__
                                     ISSUER

                    [NATIONAL CITY VEHICLE RECEIVABLES INC.]
                                   [DEPOSITOR]


--------------------------------------------------------------------------------
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU READ THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE PROSPECTUS.

A security is not a deposit and neither the securities nor the underlying vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities are issued by the trust. The securities are not obligations of [National City Vehicle Receivables Inc., the servicer] [National City Bank] or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.
--------------------------------------------------------------------------------


                               NATIONAL CITY BANK
             [SELLER AND SERVICER] [SELLER, SERVICER AND DEPOSITOR]


THE UNDERWRITERS ARE OFFERING THE FOLLOWING CERTIFICATES BY THIS PROSPECTUS
SUPPLEMENT:

                                                 CLASS A          CLASS B
                                              CERTIFICATES     CERTIFICATES
Certificate Balance.......................   $                $
Per Annum Interest Rate...................               %                %
Final Scheduled Payment Date..............

Initial Public Offering Price(1)..........   $           %    $           %

Underwriting Discount.....................   $           %    $           %

Proceeds to Seller(1)(2)..................   $           %    $           %

---------------
(1) The price of the certificates will include interest accrued on the certificates, if any, from _________________.
(2) Before deducting expenses payable by the seller estimated to be $___________.

- The trust will distribute interest and principal on the certificates on the ___th day of each month. The first payment date will be ________________.
-    The Class B Certificates are subordinated to the Class A Certificates.

After the initial distribution of the [securities], this prospectus and prospectus supplement may be used by NatCity Investments, Inc., an affiliate of the seller, the depositor and the servicer, in connection with market making transactions in the [securities]. NatCity Investments, Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale, not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     [                   ]

            The date of this prospectus supplement is _____________.

                                TABLE OF CONTENTS


READING THESE DOCUMENTS...........................S-3


SUMMARY OF TERMS OF THE CERTIFICATES..............S-4


RISK FACTORS......................................S-9


THE TRUST........................................S-10


THE RECEIVABLES POOL.............................S-10

   Criteria Applicable to Selection of
     Receivables.................................S-11

[THE DEPOSITOR]..................................S-14


NATIONAL CITY BANK...............................S-14

   National City Bank's Delinquency and
     Net Credit Loss Information.................S-14

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
  OUTSTANDING ON THE CERTIFICATES................S-16

   The Factors Described Above Will Decline
     as the Trust Makes Payments on the
     Certificates................................S-16

MATURITY AND PREPAYMENT CONSIDERATIONS...........S-16

   Weighted Average Life of the Certificates.....S-17

DESCRIPTION OF THE CERTIFICATES..................S-21

   General.......................................S-21
   Distributions on Certificates.................S-21
   Statements to Certificateholders..............S-24
   Subordination of Class B Certificates.........S-24
   Optional Redemption...........................S-24
   Accounts......................................S-24
   Servicing Compensation and Expenses...........S-25
   Rights Upon Event of Servicing Termination....S-25
   Waiver of Past Events of Servicing TerminationS-25
   Reserve Account...............................S-25

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........S-26


CERTAIN STATE TAX CONSEQUENCES...................S-26


ERISA CONSIDERATIONS.............................S-27

   Class [A] Certificates........................S-27
   Class [B] Certificates........................S-28

UNDERWRITING.....................................S-28


LEGAL OPINIONS...................................S-30


GLOSSARY OF TERMS................................S-30

                             READING THESE DOCUMENTS

         We provide information on the certificates in two documents that offer varying levels of detail:

         1. Prospectus - provides general information, some of which may not apply to the certificates.

         2. Prospectus Supplement - provides a summary of the specific terms of the certificates.

      After the initial distribution of each series of securities by the underwriters and in connection with any market making transactions by NatCity Investments, Inc., a supplement will accompany this prospectus supplement and prospectus. We suggest you read the supplement, if any, this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

      You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms "we," "us" and "our" refer to [National City Vehicle Receivables Inc.] [National City Bank].

--------------------------------------------------------------------------------
                      SUMMARY OF TERMS OF THE CERTIFICATES

         The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

ISSUER

National City Auto Receivables Trust 200__-__ will be formed pursuant to a pooling and servicing agreement to be dated as of _______ ___, ____, among the seller, the servicer, the depositor and the trustee. The trust will acquire, in exchange for the issuance of its certificates, a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles], which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

DEPOSITOR

[National City Vehicle Receivables Inc.]

[National City Bank]

OFFERED CERTIFICATES

The following certificates are being offered by this prospectus supplement:

     $____________ Class A ____% Asset Backed Certificates

     $____________ Class B ____% Asset Backed Certificates

CLOSING DATE

The trust expects to issue the certificates on __________________.

SELLER

National City Bank.

SERVICER

National City Bank.

TRUSTEE

------------------.

ADMINISTRATOR

------------------.

PAYMENT DATES

On the ___th day of each month (or if the ___th day is not a business day, the next business day), the trust will distribute interest and principal on the certificates.

FIRST PAYMENT DATE

The first payment date will be _________________.

RECORD DATES

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day immediately preceding the payment date. If definitive certificates are issued for the certificates, the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
record date will be the last day of the month immediately preceding the payment date.

INTEREST RATES

The trust will distribute interest on each class of certificates at the per annum rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

"30/360", accrued from the __th day of the previous month (or the closing date in the case of the first payment date) to the __th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on a class of certificates on each payment date will be the product of:

1.   the outstanding certificate balance of that class;

2.   the interest rate for that class; and

3.   30 (or in the case of the first payment date, _____) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Certificates -- Distributions."

PRIORITY OF DISTRIBUTIONS

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will distribute the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

         (1)      Servicing Fee-- the servicing fee payable to the servicer;

         (2) Class A Certificate Interest-- accrued and unpaid interest on the Class A Certificates distributable to the holders of those certificates;

         (3) Class A Principal - principal in the amount described in this prospectus supplement to the Class A Certificateholders;

         (4) Class B Certificate Interest-- accrued and unpaid interest on the Class B Certificates distributable to the holders of those certificates;

         (5) Class B Principal - principal in the amount described in this prospectus supplement to the Class B Certificateholders;

         (6) any remaining amount will be deposited in the reserve account until the amount on deposit in the reserve account equals the required amount; and

         (7)      any remaining amount will be distributed to the depositor.

For a more detailed description of the funds available to the trust to make distributions, the priority of distributions and the allocation of funds on each payment date, you should refer to "Description of the Certificates" in this prospectus supplement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CREDIT ENHANCEMENT

The credit enhancement for the certificates will be as follows:

SUBORDINATION OF PRINCIPAL AND INTEREST

Payments of principal on the Class A Certificates will be subordinated to payments of interest on the Class A Certificates. Payments of interest on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates. Payments of principal on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates and payments of interest on the Class B Certificates.

RESERVE ACCOUNT

[On the closing date, the seller will deposit $______________ to the reserve account for the trust.]

On each payment date, if collections on the receivables are insufficient to distribute the first five items listed in "Priority of Distributions" above, the trustee will withdraw funds from the reserve account, to the extent available, to distribute such amounts in full.

The balance required to be on deposit in the reserve account will be [state formula].

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to the seller.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Certificates -- Reserve Account" in this prospectus supplement.

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is __% or less of the aggregate principal balance of the receivables as of _________. The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon at the weighted average interest rate for the certificates. The trust will apply such payment to the payment of the certificates in full.

FINAL SCHEDULED PAYMENT DATES

The trust is required to distribute the entire principal amount of each class of certificates, to the extent not previously paid, on the respective Final Scheduled Payment Dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

         - the receivables and the collections on the receivables on or after ________;

         - security interests in the vehicles financed by the receivables;

         -        bank accounts; and

         - rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

--------------------------------------------------------------------------------
COMPOSITION OF THE RECEIVABLES
The composition of the receivables as of ________________ is as follows:
-  Aggregate Principal
   Balance....................    $

-  Number of
   Receivables................
-  Average Principal
   Balance....................    $
       (Range)................    $      to $
-  Average Original
   Amount Financed............    $
       (Range)................    $      to $
-  Weighted Average
   Contract Interest
   Rate.......................        %
       (Range)................        % to
                                      %
-  Weighted Average
   Original Term..............       months
       (Range)................       months to
                                     months
-  Weighted Average
   Remaining Term.............       Months
       (Range)................       month to
                                     months


SERVICER OF THE RECEIVABLES

The trust will pay the servicer a servicing fee on each payment date for the previous month equal to 1/12 of __% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected during each month.

RATINGS

It is a condition to the issuance of the certificates that:

         - the Class A Certificates be rated in the [highest] long-term rating category by at least two nationally recognized rating agencies; and

         - [the Class B Certificates] be rated "____" or its equivalent by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

MINIMUM DENOMINATIONS

$1,000 and integral multiples thereof

REGISTRATION, CLEARANCE AND SETTLEMENT

Book-entry through DTC/Clearstream/
Euroclear

TAX STATUS

OPINIONS OF COUNSEL

Sidley Austin Brown & Wood LLP will deliver its opinion that for federal income tax purposes the trust will be characterized as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ERISA CONSIDERATIONS

Class A
Certificates          The Class A Certificates are generally eligible for
                      purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Class B
Certificates          The Class B Certificates may not be acquired by an
                      employee benefit plan or an individual retirement account or by a person investing on behalf of or with plan assets of such a plan or account. However, an insurance company using its general account may acquire the Class B
                      Certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of [National City Vehicle Receivables Inc.] [National City Bank] is [1900 East 9th Street, Cleveland, Ohio 44114]. Its telephone number is [TO BE INSERTED].
--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these certificates.

CLASS B CERTIFICATES ARE SUBJECT TO
GREATER CREDIT RISK BECAUSE THE CLASS
B CERTIFICATES ARE SUBORDINATE TO THE
CLASS A CERTIFICATES The Class B Certificates bear greater credit risk than the Class A Certificates because payments of interest and principal on the Class B Certificates are subordinated to payments of interest and principal on the Class A Certificates.
GEOGRAPHIC CONCENTRATION MAY RESULT IN
MORE RISK TO YOU The servicer's records indicate that the billing addresses of the obligors of the receivables as of ____________ were in the following states:
                                                                   PERCENTAGE OF
                                                                     AGGREGATE
                                                                     PRINCIPAL
                                                                      BALANCE

                                         [    ]..............         %
                                         [    ]..............         %
                                         [    ]..............         %
                                         [    ]..............         %

                                         No other state, by those billing
                                         addresses, constituted more than 5% of
                                         the balance of the receivables as of
                                         _____________. Economic conditions or
                                         other factors affecting these states in
                                         particular could adversely affect the
                                         delinquency, credit loss or
                                         repossession experience of the trust.

                                    THE TRUST

         The depositor will establish National City Auto Receivables Trust 200__-__ by assigning the receivables to the trust in exchange for the % Automobile Loan Pass-Through Certificates, Class A (the "CLASS A CERTIFICATES") and the % Automobile Loan Pass-Through Certificates, Class B (the "CLASS B CERTIFICATES"). Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles].

         The trust property will also include:

         - all monies received on the receivables on or after ___________ (the "CUT-OFF DATE");

         -        security interests in the financed vehicles;

         - the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

         - the seller's rights to certain documents and instruments relating to the receivables;

         - such amounts as from time to time may be held in the accounts maintained for the trust;

         - certain payments and proceeds with respect to the receivables held by the servicer; and

         -        any proceeds of the above items.

         The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                              THE RECEIVABLES POOL

         The trust will own a pool of receivables consisting of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by security interests in the [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those contracts. The pool will consist of the receivables that the seller sells to the depositor and the depositor sells to the trust on the closing date. The receivables will include payments on the receivables that are made on or after the Cut-off Date.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES.

         The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

- has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

-    has no payment more than ____ days past due as of the Cut-off Date; and

- has a remaining principal balance, as of the Cut-off Date, of at least $___________.

         The receivables were selected from the seller's portfolio, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by [the seller or] the depositor to be adverse to the certificateholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than .

         The composition of the receivables as of the Cut-off Date is as follows:

        -   Aggregate Principal
            Balance.................................  $
        -   Number of
            Receivables.............................
        -   Average Principal
            Balance.................................  $
               (Range)..............................  $            to $
        -   Average Original
            Amount Financed.........................  $
               (Range)..............................  $            to $
        -   Weighted Average
            Contract Rate...........................         %
               (Range)..............................         % to        %
        -   Weighted Average
            Original Term...........................     months
               (Range)..............................     months to    months
        -   Weighted Average
            Remaining Term..........................     months
               (Range)..............................     months to    months
        -   Percentage of Aggregate Principal
            Balance of Receivables for
            New/Used Vehicles.......................    % /  %

         The geographical distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                PERCENTAGE
                                                    OF                                                       PERCENTAGE
                                                AGGREGATE                                                        OF
                          NUMBER                PRINCIPAL                                                    AGGREGATE
                          OF         PRINCIPAL  BALANCE                              NUMBER OF   PRINCIPAL   PRINCIPAL
STATE (1)                 RECEIVABLE  BALANCE      (2)          STATE (1)           RECEIVABLES   BALANCE   BALANCE (2)
------------------------  ---------- ---------  -----------     ------------------  -----------  ---------  -----------
Alabama.................                                        Minnesota.........
Arizona.................                                        Missouri..........
Arkansas................                                        Montana...........
California..............                                        Nebraska..........
Colorado................                                        Nevada............
Connecticut.............                                        New Jersey........
Delaware................                                        New York..........
District of Columbia....                                        North Carolina....
Florida.................                                        Ohio..............
Georgia.................                                        Oklahoma..........
Idaho...................                                        Pennsylvania......
Illinois................                                        Rhode Island......
Indiana.................                                        South Carolina....
Iowa....................                                        South Dakota......
Kansas..................                                        Tennessee.........
Kentucky................                                        Texas.............
Louisiana...............                                        Vermont...........
Maryland................                                        Virginia..........
Massachusetts...........                                        West Virginia.....
Michigan................                                        Wisconsin.........

--------------
(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.

     DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                   PERCENTAGE OF
                                                                     AGGREGATE
                                NUMBER OF                            PRINCIPAL
CONTRACT RATE                  RECEIVABLES    PRINCIPAL BALANCE     BALANCE (1)
-----------------------------  -----------    -----------------    -------------
1.90 to 1.99%................
2.00 to 2.49.................
2.50 to 2.99.................
3.00 to 3.49.................
3.50 to 3.99.................
4.00 to 4.49.................
4.50 to 4.99.................
5.00 to 5.49.................
5.50 to 5.99.................
6.00 to 6.49.................
6.50 to 6.99.................
7.00 to 7.49.................
7.50 to 7.99.................
8.00 to 8.49.................
8.50 to 8.99.................
9.00 to 9.49.................
9.50 to 9.99.................
10.00 to 10.49...............
10.50 to 10.99...............
11.00 to 11.49...............
11.50 to 11.99...............
12.00 to 12.49...............
12.50 to 12.99...............
13.00 to 13.49...............
13.50 to 13.99...............
14.00 to 14.49...............
14.50 to 14.99...............
15.00 to 15.49...............
15.50 to 15.99...............
16.00 to 16.49...............
16.50 to 16.99...............
17.00 to 17.49...............
17.50 to 17.99...............
18.00 to 18.49...............
18.50 to 18.99...............
19.00 to 19.49...............
19.50 to 19.99...............
20.00........................
Totals.......................

--------------
(1) May not add to 100.00% due to rounding.

         [If National City Vehicle Receivables Inc. is the depositor:]

                                 [THE DEPOSITOR]

         [The depositor was incorporated in the State of Delaware on November 26, 2001 as a wholly-owned subsidiary of National City Bank. The depositor maintains its principal office at [1900 East 9th Street, Cleveland, Ohio 44114]. Its telephone number is [?].]

         [The depositor is a wholly-owned, special purpose, bankruptcy remote subsidiary of National City Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor's certificate of incorporation limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor's certificate of incorporation also includes a provision that requires the seller to have at least two directors who are not directors, officers or employees of National City Bank or any of its affiliates and who satisfy certain other criteria set forth in the certificate of incorporation for being an "independent director".]

         [The only obligations, if any, of the depositor with respect to the securities issued by any trust may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.]

         [None of the depositor, the seller and servicer or any of their respective affiliates will insure or guarantee the receivables or the securities issued by any trust.]

                               NATIONAL CITY BANK

         At its September 30, 2001 call report, National City Bank had total deposits of approximately $21.0 billion, total assets of approximately $38.6 billion and total equity of approximately $3.0 billion. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

         [National City Bank will sell the receivables to the depositor pursuant to the receivables purchase agreement and the depositor will sell the receivables to the trust pursuant to the sale and servicing agreement. National City Bank will then service the receivables pursuant to the sale and servicing agreement.] [National City Bank will sell the receivables to the trust and then service the receivables pursuant to the sale and servicing agreement.] Information regarding National City Bank's servicing procedures may be found in "National City Bank's Origination and Servicing Procedures" in the prospectus.

NATIONAL CITY BANK'S DELINQUENCY AND NET CREDIT LOSS INFORMATION

         The following tables set forth the historical delinquency experience and net credit loss experience of National City Bank for each of the periods shown for the portfolio of automobile and light-duty truck [motorcycle] [recreational vehicle] [van] [minivan] [sport utility vehicle] receivables, [including those that the seller previously sold but that the servicer continues to service]. There is no assurance that the behavior of the receivables in the future will be comparable to National City Bank's experience set forth below:

                             DELINQUENCY EXPERIENCE
                          (DOLLAR AMOUNT IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------
                          At October 31,                                At December 31,
                     ---------------------------------------------------------------------------------------------------
                               2001                    2000                   1999                   1998
                     ---------------------------------------------------------------------------------------------------
                       Number                   Number                   Number                   Number
                      of Loans     Dollars     of Loans     Dollars     of Loans     Dollars     of Loans      Dollars
                     ---------------------------------------------------------------------------------------------------
Principle Amount       425,910 $4,220,485,000   427,841 $4,036,228,000   484,972 $4,674,330,932   514,440 $4,734,655,830
Outstanding
Delinquencies
30-59 Days               7,618    $65,611,000     9,268    $81,113,000     9,747    $85,859,201    11,904   $101,074,557
60-89 Days               2,127    $17,092,000     2,315    $19,277,000     2,415    $20,896,059     3,377    $26,844,360
over 90 Days               959     $7,890,000     1,090     $9,264,000     1,306    $10,979,870     1,774    $14,107,825

Total Delinquencies     10,704    $90,593,000    12,673   $109,654,000    13,468   $117,735,130    17,055   $142,026,742

Delinquencies
30-59 Days                              1.55%                    2.01%                    1.84%                    2.13%
60-89 Days                              0.40%                    0.48%                    0.45%                    0.57%
over 90 Days                            0.19%                    0.23%                    0.23%                    0.30%

Total Delinquencies                     2.15%                    2.72%                    2.52%                    3.00%
------------------------------------------------------------------------------------------------------------------------


                         HISTORICAL NET LOSS EXPERIENCE
                          (DOLLAR AMOUNT IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------
                                                     Annualized as          For Year Ending December 31,
                                                       of Oct. 31
                                                    --------------------------------------------------------------
                                                       2001 YTD          2000           1999           1998
                                                    --------------------------------------------------------------
Period End Principal Amount Outstanding              $4,220,485,000 $4,036,228,000 $4,674,330,932  $4,734,655,830
Average Principal Amount Outstanding                 $4,107,737,000 $4,303,171,000 $4,583,576,063  $3,776,194,390
Period End Number of Loans Outstanding                      428,910        427,841        484,972         514,440
Average Number of Loans Outstanding                         425,015        450,546        489,723         412,084
Gross Losses                                            $69,040,000    $78,323,618    $93,883,471     $66,591,847
Recoveries                                              $29,418,000    $35,387,852    $40,674,961     $32,867,984
Net Losses (Gains)                                      $39,622,000    $42,935,766    $53,208,511     $33,723,863

Gross Losses as a % of Principal Amount Outstanding           1.96%          1.94%          2.01%           1.41%
Gross Losses as a % of Average Principal Amount               2.02%          1.82%          2.05%           1.76%
Outstanding
Net Losses (Gains) as a % of Principal Amount                 1.13%          1.06%          1.14%           0.71%
Outstanding
Net Losses (Gains) as a % of Average Principal                1.16%          1.00%          1.16%           0.89%
Amount Outstanding
------------------------------------------------------------------------------------------------------------------

         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                       HOW YOU CAN COMPUTE YOUR PORTION OF
                   THE AMOUNT OUTSTANDING ON THE CERTIFICATES

         The servicer will provide to you in each report that it delivers to you a factor that you can use to compute your portion of the certificate balance outstanding on your class of certificates.

         HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR CLASS OF CERTIFICATES. The servicer will compute a separate factor for each class of certificates. The factor for a class of certificates will be a seven-digit decimal that the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining certificate balance of that class of certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction (expressed as a decimal) of the initial certificate balance of that class of certificates.

         YOUR PORTION OF THE OUTSTANDING CERTIFICATE BALANCE OF YOUR CERTIFICATES. For each certificate you own, your portion of your class certificates is the product of--

         -        the original denomination of your certificate; and

         - the factor relating to your class certificates computed by the servicer in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE CERTIFICATES

         The factor for each class of certificates above will initially be
1.0000000. They will then decline to reflect reductions, as applicable, in the outstanding certificate balance of the applicable class of certificates. These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each payment date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

         Since the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of certificates could occur significantly earlier than the Final Scheduled Payment Date.

         WE CANNOT ASSURE YOU THAT YOUR CERTIFICATES WILL BE REPAID ON THE FINAL SCHEDULED PAYMENT DATE. We expect that final payment of each class of certificates will occur on or prior to the Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of certificates in full on or prior to the Final Scheduled Payment Date. If sufficient funds are not available, the final distribution in respect of each class of certificates could occur later than such date.

         THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY THE SELLER AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE CERTIFICATES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding certificate balances of the certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         RISKS OF SLOWER OR FASTER REPAYMENTS. You should consider--

         - in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

         - in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.

ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment on the certificates could occur significantly earlier than the Final Scheduled Payment Date. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their certificates.

         The table (the "ABS TABLE") captioned "Percent of Initial Certificate Balance" at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

         - the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

         - each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

         - payments on the certificates are made on each payment date (and each payment date is assumed to be the ____day of the applicable month);

         - the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance;

         - the servicer does not exercise its option to purchase the receivables; and

         -        [describe any additional ABS Table assumptions].

         The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial certificate balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of
___________________.

                                 CONTRACT    ORIGINAL TERM
                 AGGREGATE        RATE OF     TO MATURITY     REMAINING TERM TO
POOL          PRINCIPAL BALANCE  INTEREST     (IN MONTHS)   MATURITY (IN MONTHS)
-----------   -----------------  --------    -------------  --------------------
1..........
2..........
3..........
4..........
5..........
6..........
7..........
8..........
9..........
10.........
11.........
12.........
13.........
14.........
15.........
16.........
17.........
18.........


         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of certificates.

               PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                       CLASS A CERTIFICATES AND
                                                         CLASS B CERTIFICATES
                         PAYMENT DATE                 %       %       %       %
                         ------------------------    ---     ---     ---     ---
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         ........................
                         Weight Average Life (1)
                         Weight Average Life
                            to Optional
                            Repurchase (1)(2)

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes the servicer purchases the receivables on the first payment date on which it is permitted to do so.

         THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under a pooling and servicing agreement dated as of __________ between the depositor, the seller, the servicer and the trustee. We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the pooling and servicing agreement in its execution form with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any series and the related pooling and servicing agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

GENERAL

         The certificates will be Book-Entry Securities. Definitive Certificates for the certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities--Definitive Securities" in the prospectus. Distributions on the certificates on a payment date will be made to persons who were the holders of record on the Record Date. You may purchase certificates in denominations of $1,000 and integral multiples thereof.

DISTRIBUTIONS ON CERTIFICATES

         Deposits to Collection Account. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if _______ is no longer the servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

         On or before the __th day of each month or, if such __th day is not a Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

         (1) the amount of aggregate collections on the receivables, including all liquidation proceeds and recoveries;

         (2) the aggregate amount of Advances to be remitted by the servicer;

         (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

         (4)      the aggregate amount to be withdrawn from the Reserve Account;

         (5) the aggregate amount to be distributed as principal and interest on the certificates; and

         (6)      the Servicing Fee.

         On or before the payment date, the servicer will cause all collections on receivables, Advances by the servicer and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements -- Collections" and "-- Advances" in the prospectus.

         On each payment date the servicer will allocate collections and Advances for the preceding calendar month (the "COLLECTION PERIOD") according to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables (including the interest portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period) and recoveries on receivables that were designated as defaulted receivables prior to that Collection Period. Available Principal for a Collection Period includes principal collections on the receivables (including the principal portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period). A receivable will be designated as a "defaulted receivable" when [describe criteria for designation of a "defaulted receivable"].

         The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements--Advances" in the prospectus. We refer you to that section.

         Distributions. On each payment date the trustee will deposit into the Distribution Account all amounts then on deposit in the Collection Account or, if the servicer is required to make deposits into the Collection Account on a daily basis, only those funds received in respect of the Collection Period related to that payment date.

         On each payment date, the trustee will distribute amounts on deposit in the Distribution Account and, if applicable, the Reserve Account, in each case to the extent of such funds remaining after any prior required distributions, in the following order of priority:

         (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

         (2) to the Class A Certificateholders, first from the Class A Percentage of Available Interest, then, if necessary, from the Class B Percentage of Available Interest, and then, if necessary, from any such funds in the Reserve Account, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such payment date and any accrued and undistributed interest on the Class A Certificates for any prior payment dates;

         (3) to the Class A Certificateholders, first from the Class A Percentage of Available Principal, then, if necessary, from the Class B Percentage of Available Principal, and then, if necessary, from any such funds in the Reserve Account, and finally, if necessary, from the Class B Percentage of Available Interest, the Class A Principal Distribution for such payment date;

         (4) to the Class B Certificateholders, first from the Class B Percentage of Available Interest, and then, if necessary, from any such funds in the Reserve Account, interest distributable on the Class B Certificates for such payment date and any accrued and undistributed interest on the Class B Certificates for any prior payment dates;

         (5) to the Class B Certificateholders, first from the Class B Percentage of Available Principal, and then, if necessary, from any such funds in the Reserve Account, the Class B Principal Distribution for such payment date;

         (6) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

         (7)      to the depositor, any amounts remaining.

         The interest distributable on a class of certificates on a payment date will accrue on its certificate balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior payment date (or the closing date in the case of the first payment date) to but excluding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

         The CLASS A PRINCIPAL DISTRIBUTION for a payment date will equal the sum of (i) the Class A Percentage of Available Principal, (ii) the Class A Percentage of Available Principal for any prior payment date, but only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

         The CLASS B PRINCIPAL DISTRIBUTION for a payment date will equal the sum of (i) the Class B Percentage of Available Principal, (ii) the Class B Percentage of Available Principal for any prior payment date, but only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

         The CLASS A PERCENTAGE is ___% and the CLASS B PERCENTAGE is _____%.

         REALIZED LOSSES for any Collection Period will be the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to such receivables during such Collection Period and allocable to principal.

STATEMENTS TO CERTIFICATEHOLDERS

         On each payment date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

         The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of certificates by a request in writing addressed to the trustee at its corporate trust office at _____________.

SUBORDINATION OF CLASS B CERTIFICATES

         Payments of principal on the Class A Certificates will be subordinated to payments of interest on the Class A Certificates. Payments of interest on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates. Payments of principal on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates and payments of interest on the Class B Certificates. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

OPTIONAL REDEMPTION

         If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to ___% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

         - the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for your certificates; and

         - interest on any past due interest at the rate of interest for your certificates, to the extent lawful.

         See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

ACCOUNTS

         In addition to the Collection Account,

         - the trustee will establish a distribution account for the benefit of the Certificateholders;

         - the seller will establish and will maintain the Reserve Account at an Eligible Institution for the benefit of the certificateholders; and

         -        [describe any additional accounts to be established].

         The Reserve Account and the funds in the Reserve Account will not be property of the trust, but will be a segregated trust account held by the trustee.

SERVICING COMPENSATION AND EXPENSES

         On each payment date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of Available Interest for such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected during the related Collection Period. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, the trustee or holders of Class A Certificates evidencing not less than 25% of the aggregate principal balance of the Class A Certificates may remove the servicer without the consent of any of the other certificateholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, holders of Class A Certificates evidencing at least a majority of the aggregate principal balance of the Class A Certificates, subject to the exceptions provided in the pooling and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

RESERVE ACCOUNT

         DEPOSITS TO THE RESERVE ACCOUNT. [The Reserve Account will be funded by a deposit by the seller on the closing date in the amount of $ .] The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates -- Distributions" above. The "SPECIFIED RESERVE ACCOUNT BALANCE" will equal [state formula].

         WITHDRAWALS FROM THE RESERVE ACCOUNT. On each payment date, the amount available in the Reserve Account will equal the lesser of (a) the amount on deposit in the Reserve Account and (b) the Specified Reserve Account Balance. The funds on deposit in the Reserve Account, up to the Specified Reserve Account Balance, will be available for distribution to the extent described under "-- Distributions on the Certificates -- Distributions" above. Funds on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the seller.

         INVESTMENT. Amounts on deposit in the Reserve Account will be invested by the Trustee, as collateral agent, at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the certificates confirms that such actions will not adversely affect its ratings of the certificates, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         FUNDS IN THE RESERVE ACCOUNT WILL BE LIMITED. Amounts on deposit in the Reserve Account from time to time are available to--

         - enhance the likelihood that you will receive the amounts due on your certificates; and

         - decrease the likelihood that you will experience losses on your certificates.

         However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your certificates.

         After the payment in full, or the provision for such payment of all accrued and unpaid interest on the certificates and the outstanding certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. See "Material Federal Income Tax Consequences -- Trusts Treated as Grantor Trusts" in the prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

         Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

         Jones Day, special Ohio tax counsel, will deliver its opinion to the effect that (1) if the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the trust will not be taxable as a corporation for

Ohio state income tax purposes, and (2) the trust will not be subject to the Ohio franchise tax, the Ohio dealer inangibles tax or the Ohio qualified pass-through entity tax.

         The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

         For a general discussion of ERISA considerations in respect of the certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

CLASS [A] CERTIFICATES

         The U.S. Department of Labor has granted to [the lead underwriter] the Exemption, which exempts from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to fully-secured motor vehicle installment loans such as the receivables owned by the trust.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations -- Certificates Issued by Trusts" in the prospectus.

         Before purchasing a Class [A] Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption including the requirements that, at the time of its acquisition, the Certificate be rated BBB- (or its equivalent) or better by a Rating Agency, and that the Plan investing in the Certificates be an "accredited investor" as defined in Rule 501(a)(i) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, would be met in the case of the Class A Certificates.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class [A] Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

CLASS [B] CERTIFICATES

         Because the characteristics of the Class [B] Certificates will not meet the requirements of the Exemption and may not meet any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

         - the transferee is not a Benefit Plan Investor or a person acting on behalf of a Benefit Plan Investor; or

         - if the purchaser is an insurance company, the purchaser is an insurance company that is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60.

         This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition will be void ab initio.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                            CERTIFICATE           CERTIFICATE
                                             BALANCE OF            BALANCE OF
                                              CLASS A               CLASS B
         UNDERWRITERS                       CERTIFICATES          CERTIFICATES
         -------------------------------    ------------          ------------
         ...............................
         ...............................
         ...............................
         ...............................
              Total.....................

         The depositor has been advised by the underwriters that they propose to offer the certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the certificate balance of each class of certificates and as an aggregate dollar amount, will be as follows:

                                         UNDERWRITING                               SELLING
                                         DISCOUNT AND        NET PROCEEDS         CONCESSIONS         REALLOWANCE
                                         COMMISSIONS         TO SELLER(1)        NOT TO EXCEED       NOT TO EXCEED
                                        --------------      --------------      ---------------     ---------------
Class A Certificates............
Class B Certificates............
    Total.......................

--------------
(1) Plus interest accrued on the certificates, if any, from ________ and before deducting other expenses estimated at $___________.

         Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

         If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, none of the seller, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

         The trustee, as collateral agent, may, from time to time, invest the funds in the Collection Account and the Reserve Account, as applicable, in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with National City Bank and its affiliates.

         National City Bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

         The closing of the sale of each class of the certificates is conditioned on the closing of the sale of the other class of certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

         After the initial distribution of the [securities] by the underwriters, the prospectus and prospectus supplement may be used by NatCity Investments, Inc. in connection with market making transactions in the [securities]. NatCity Investments, Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. NatCity Investments, Inc. is an affiliate of the seller, the depositor and the servicer.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the seller by Jones, Day, Reavis & Pogue. Certain legal matters relating to federal income tax matters will be passed upon for the trust by Sidley Austin Brown & Wood LLP. Certain legal matters relating to Ohio tax matters will be passed upon for the depositor by Jones Day. Certain legal matters relating to the certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                                GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

         "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Certificates".

         "ABS TABLE" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

         "AVAILABLE INTEREST" means, for any payment date, the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

         - all payments collected on the receivables allocable to interest [including, without limitation, Payaheads, subject to the applicable exclusions described below];

         - all liquidation proceeds in respect of receivables that were designated as defaulted receivables, to the extent such proceeds are allocable to interest due on such receivables;

         - all recoveries in respect of receivables that were designated as defaulted receivables, liquidated and written off in prior Collection Periods;

         - all Advances made by the servicer of interest due on the receivables;

         - the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation that arose during the related Collection Period, to the extent attributable to accrued interest on such receivable; and

         - investment earnings on funds on deposit in the accounts established in connection with the trust.

         Available Interest for any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

         Available Interest on any payment date will exclude the following:

         - all payments and proceeds (including Liquidation Proceeds) of any receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

         - amounts received in respect of interest on Simple Interest Receivables during the related Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective annual percentage rates, assuming that a payment on each Simple Interest Receivable in received on its respective due date;

         - Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest on that Simple Interest Receivable, but not including interest for the then-current Collection Period, and only to the extent of any unreimbursed Simple Interest Advances on that Simple Interest Receivable; and

         - any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected by the servicer during the related Collection Period.

         "AVAILABLE PRINCIPAL" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period (subject to the exclusions set forth below such amounts):

         - all payments collected on the receivables allocable to principal [including, without limitation, Payaheads allocable to principal, subject to the applicable exclusions described below];

         - all liquidation proceeds attributable to the principal amount of receivables that were designated as defaulted receivables during such Collection Period, plus Realized Losses with respect to such liquidated receivables;

         - all Precomputed Advances made by the servicer of principal due on Precomputed Receivables;

         - to the extent attributable to principal, the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation that arose during the related Collection Period;

         - partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment that causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date; and

         - on the Final Scheduled Payment Date, any Advances made by the servicer with respect to principal on the receivables.

         Available Principal on any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

         Available Collections on any payment date will exclude the following:

         - amounts received on a Precomputed Receivable to the extent that the servicer has previously made an unreimbursed Precomputed Advance with respect to that Precomputed Receivable;

         - Liquidation Proceeds with respect to a Precomputed Receivable to the extent of any unreimbursed Precomputed Advance with respect to that Precomputed Receivable;

         - all payments and proceeds (including Liquidation Proceeds) of any receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

         - Payaheads in respect of principal that have not been applied as payments under the related receivables in the related Collection Period; and

         - any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected by the servicer during the related Collection Period.

         "BOOK-ENTRY SECURITIES" means securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Ohio are authorized by law, regulation or executive order to be closed.

         "CERTIFICATES" means, collectively, the Class A Certificates and the Class B Certificates.

         "CERTIFICATE BALANCE" means, with respect to a class of certificates, the original certificate balance for that class as reduced by all prior distributions of principal to the holders of record of that class of certificates. The original certificate balance of each class of certificates is set forth on the cover of this prospectus supplement.

         "CLASS A CERTIFICATEHOLDERS" means the holders of record of Class A Certificates.

         "CLASS A CERTIFICATES" means the __% Automobile Loan Pass-Through Certificates, Class A.

         "CLASS A PERCENTAGE" means _____%.

         "CLASS A PRINCIPAL DISTRIBUTION" means, with respect to any payment date, the sum of (i) the Class A Percentage of Available Principal (ii) the Class A Percentage of Available Principal for any prior payment date, but only to the extent, if any, that such Available Principal has not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

         "CLASS B CERTIFICATEHOLDERS" means the holders of record of Class B Certificates.

         "CLASS B CERTIFICATES" means the __% Automobile Loan Pass-Through Certificates, Class B.

         "CLASS B PERCENTAGE" means _____%.

         "CLASS B PRINCIPAL DISTRIBUTION" means, with respect to any payment date, the sum of (i) the Class B Percentage of Available Principal, (ii) the Class B Percentage of Available Principal for any prior payment date, but only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

         "CLEARSTREAM" means Clearstream Bank, societe anonyme, a professional depository under the laws of Luxembourg.

         "CLOSING DATE" means ____________________.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTION ACCOUNT" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

         "COLLECTION PERIOD" means, with respect to a payment date, the calendar month preceding that payment date, or in the case of the initial payment date, the period from the Cut-off Date to _______________.

         "CONTRACT RATE" means the per annum interest rate borne by a receivable.

         "CUT-OFF DATE" means the date as of which the seller will transfer the receivables to the trust, which is _______________.

         "DEFAULTED RECEIVABLE" means [list criteria for designation of "defaulted receivable"].

         "DEFINITIVE CERTIFICATES" means with respect to any class of certificates, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "DISTRIBUTION ACCOUNT" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the trustee is required to deposit, on each payment date, funds on deposit in the Collection Account.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "EXEMPTION" means the individual administrative exemption granted by the U.S. Department of Labor to [the lead underwriter].

         "FEDERAL TAX COUNSEL" means Sidley Austin Brown & Wood LLP.

         "FINAL SCHEDULED PAYMENT DATE" means _________________________________.

         "LIQUIDATION PROCEEDS" means all proceeds of the liquidation of defaulted Receivables, net of expenses incurred by the servicer in connection with the liquidation of those defaulted receivables and any amounts required by law to be remitted to the obligors on those liquidated receivables.

         "PAYMENT DATE" means the date on which the trust will distribute interest and principal on the certificates, which will be the ______ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing ______________.

         "PLAN" means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

         "RATING AGENCY" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc.

         "REALIZED LOSSES" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to those receivables during that Collection Period, to the extent allocable to principal.

         "RECORD DATE" with respect to any payment date means the day immediately preceding the payment date or, if the certificates are issued as Definitive Certificates, the last day of the preceding month.

         "RECOVERIES" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to such defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of such defaulted receivable and any payments required by law to be remitted to the obligor.

         "RESERVE ACCOUNT" means the account that the seller will establish in the name of the Collateral Agent [into which the seller will deposit the Reserve Initial Deposit]. The trustee will make the [other] deposits into and withdrawals from the Reserve Account as specified in this prospectus supplement.

         ["RESERVE INITIAL DEPOSIT" means the $______________ initially deposited into the Reserve Account.]

         "SEC" means the Securities and Exchange Commission.

         "SERVICING FEE" means a fee payable to the servicer on each payment date for servicing the receivables that is equal to the product of 1/12 of __% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         - "SPECIFIED RESERVE ACCOUNT BALANCE" means [state formula].

--------------------------------------------------------------------------------
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE TO READ THE RISK FACTORS BEGINNING ON PAGE __ OF THIS PROSPECTUS AND THE RISK FACTORS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

A security is not a deposit and neither the notes and certificates nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the trust only and will not represent obligations of or interests in National City Vehicle Receivables Inc., the seller, the servicer or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.
--------------------------------------------------------------------------------

                      NATIONAL CITY AUTO RECEIVABLES TRUSTS
                               Asset Backed Notes
                            Asset Backed Certificates

                               NATIONAL CITY BANK


                     NATIONAL CITY VEHICLE RECEIVABLES INC.


EACH TRUST --

- will issue asset-backed notes and/or certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

-        will own--

         -        interests in a portfolio of motor vehicle installment loans;

         -        collections on those loans;

         -        security interests in the vehicles financed by those loans;
                  and

         -        funds in the accounts of the trust; and

-        may have the benefit of some form of credit or payment enhancement.

The main sources of funds for making payments on a trust's securities will be collections on a portfolio of motor vehicle installment loans and any enhancement that the trust may have.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------

The date of this prospectus is February 28, 2002.

                                TABLE OF CONTENTS

READING THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT..................3
WHERE YOU CAN FIND ADDITIONAL INFORMATION...........3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....4
    Copies of the Documents.........................4
SUMMARY.............................................5
RISK FACTORS.......................................10
THE TRUSTS.........................................20
    The Receivables................................20
    The Trustee....................................21
THE RECEIVABLES POOLS..............................21
    More Specific Information About the
    Receivables Will be Provided in the
    Prospectus Supplement..........................23
NATIONAL CITY BANK'S ORIGINATION AND
SERVICING PROCEDURES...............................23
    General........................................23
    Underwriting...................................24
    Dealer Agreements..............................25
    Servicing and Collections......................25
    Physical Damage and Liability Insurance........26
    Contract Extension Policy......................26
MATURITY AND PREPAYMENT CONSIDERATIONS.............26
USE OF PROCEEDS....................................27
THE BANK AND NATIONAL CITY CORPORATION.............28
PRINCIPAL DOCUMENTS................................28
PAYMENTS ON THE SECURITIES.........................30
CERTAIN INFORMATION REGARDING THE SECURITIES.......31
    Fixed Rate Securities..........................31
    Floating Rate Securities.......................31
    Book-Entry Registration........................32
    Definitive Securities..........................38
    Reports to Securityholders.....................39
THE INDENTURE......................................40
    The Indenture Trustee..........................46
DESCRIPTION OF THE RECEIVABLES TRANSFER
AND SERVICING AGREEMENTS...........................47
    Sale and Assignment of Receivables.............47
    Accounts.......................................49
    Servicing Procedures...........................50
    Collections....................................51
    Advances.......................................51
    Servicing Compensation and Expenses............52
    Distributions..................................53
    Credit and Payment Enhancement.................53
    Net Deposits...................................54
    Statements to Trustees and Trusts..............55
    Evidence as to Compliance......................55
    Certain Matters Regarding the Servicer.........55
    Events of Servicing Termination................56
    Rights Upon Event of Servicing Termination.....57
    Waiver of Past Events of Servicing Termination.57
    Amendment......................................57
    Limitations on Commencement of Voluntary
    Bankruptcy Proceeding by Trustee...............58
    Payment of Notes...............................58
    Termination....................................58
    List of Certificateholders.....................59
    Administration Agreement.......................59
SOME IMPORTANT LEGAL ISSUES RELATING TO
THE RECEIVABLES....................................60
    General........................................60
    Security Interest in the Receivables...........60
    Security Interests in the Financed Vehicles....60
    Enforcement of Security Interests in Vehicles..63
    Certain Matters Relating to Conservatorship
    and Receivership...............................63
    Certain Bankruptcy Considerations Regarding
    the Depositor..................................65
    Consumer Protection Laws.......................66
    Other Matters..................................67
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........67
    Trusts Characterized as a Partnership..........69
    Trusts in Which all Certificates are Retained
    by the Seller or an Affiliate of the Seller....76
    Trusts Treated as Grantor Trusts...............77
    FASIT Provisions...............................83
    CERTAIN STATE TAX CONSEQUENCES.................87
ERISA CONSIDERATIONS...............................87
    Senior Certificates Issued by Trusts...........90
    Special Considerations Applicable to Insurance
    Company General Accounts.......................93
PLAN OF DISTRIBUTION...............................94
LEGAL OPINIONS.....................................95
GLOSSARY OF TERMS FOR THE PROSPECTUS...............95

                  READING THIS PROSPECTUS AND THE ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

         We provide information on your securities in two separate documents that offer varying levels of detail:

                  - this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and
                  - the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

         If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

         You will find a glossary of defined terms used in this prospectus on page __.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

         In this prospectus, the terms "we" and "us" refer to National City Vehicle Receivables Inc. and National City Bank.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         National City Vehicle Receivables Inc. and National City Bank have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of Asset Backed Notes and/or Asset Backed Certificates by various trusts created from time to time. This prospectus is part of the registration statement but the registration statement includes additional information.

         You may inspect and copy the registration statement at:

                  - the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 800-732-0330),

                  - the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 (telephone 312-353-7390), and

                  - the SEC's regional office at 233 Broadway, New York, New York 10279 (telephone 646-428-1500).

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until the offering of securities by that trust is terminated.

                            COPIES OF THE DOCUMENTS

         We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in this prospectus (other than some exhibits to those documents). Please direct your requests for copies of documents filed by National City Bank or National City Vehicle Receivables Inc. to Investor Relations at 1900 East 9th Street, Cleveland, Ohio 44114 (telephone: 216-575-2000).

         You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

--------------------------------------------------------------------------------
                                    SUMMARY

         The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.

THE TRUSTS

A separate trust will be formed to issue each series of securities. Each trust will be formed by an agreement between the depositor and the trustee of the trust.

THE SELLER

National City Bank.

THE SERVICER

National City Bank.

THE DEPOSITOR

The prospectus supplement will specify whether National City Vehicle Receivables Inc. or National City Bank is the depositor for the trust.

TRUSTEE

The prospectus supplement will name the trustee for the trust.

INDENTURE TRUSTEE

If a trust issues notes, the prospectus supplement will name the indenture trustee.

SECURITIES

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

         -        its principal amount;

         - its interest rate, which may be fixed or variable or a combination;

         - the timing, amount and priority or subordination of payments of principal and interest;

         - the method for calculating the amount of principal and interest payments;

         - the payment dates, which may occur at monthly, quarterly or other specified intervals, for that class;

         -        its final scheduled payment date;

         - whether and when it may be redeemed prior to its final payment date; and

         - how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

         - principal payments with disproportionate, nominal or no interest payments or

         - interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

OPTIONAL PREPAYMENT

Generally, the servicer will have the option to purchase the receivables of each trust on
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial principal balance. Upon such a purchase, the securities of that trust will be prepaid in full.

THE RECEIVABLES AND OTHER TRUST PROPERTY

The assets of each trust will consist of interests in a pool of retail installment sales contracts, retail installment loans, purchase money notes or other notes made by the seller and secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles and other property, including:

         - the rights to receive payments made on the receivables after the cut-off date specified in the related prospectus supplement;

         - security interests in the vehicles financed by the receivables; and

         - any proceeds from claims on various related insurance policies.

The receivables will be originated either by the seller with respect to the trust or by motor vehicle dealers or lenders. In the latter case, the receivables will have been purchased, directly or indirectly, by the seller pursuant to agreements with the dealers or lenders. The seller will sell the receivables to the depositor who will in turn convey them to the trust that is issuing the related series of securities or, if the seller is also the depositor, the receivables will be conveyed directly by the seller, as depositor, to the trust issuing the related series of securities.

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor, which will purchase the receivables from the related seller if the seller is not also the depositor, over a period specified in the prospectus supplement.

You will find a description of the characteristics of each trust's receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools" in this prospectus.

OTHER PROPERTY OF THE TRUST

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

         -        an account into which collections are deposited;

         - an account to fund post-closing purchases of additional receivables; or

         - a reserve account or other account relating to credit enhancement.

PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over a period specified in the prospectus supplement.

CREDIT OR PAYMENT ENHANCEMENT

The prospectus supplement will specify the credit or payment enhancement, if any, for each series of securities. Credit or payment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
enhancement may consist of one or more of the following:

         -        subordination of one or more classes of securities;

         -        a reserve account;

         - overcollateralization, meaning the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities;

         - excess interest collections, meaning the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve account, if any;

         -        letter of credit or other credit facility;

         -        surety bond or insurance policy;

         -        liquidity arrangements;

         - swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

         -        repurchase or put obligations;

         -        yield supplement accounts or agreements;

         -        guaranteed investment contracts;

         -        guaranteed rate agreements; or

         - other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. The presence of enhancements cannot guarantee that losses will not be incurred on the securities.

RESERVE ACCOUNT

If there is a reserve account, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement will also specify (1) any minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see "Description of the Receivables Transfer and Servicing Agreements -- Credit and Payment Enhancement" in this prospectus.

TRANSFER AND SERVICING OF THE RECEIVABLES

With respect to each trust, the depositor will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The related servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. If the depositor is not also the seller, the depositor will acquire the related receivables from the seller under a receivables purchase agreement.

For more information about the sale and servicing of the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SERVICING FEES

Each trust will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

SERVICER ADVANCES OF CERTAIN LATE INTEREST PAYMENTS

Unless otherwise specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for these advances that are not repaid out of collections of the related late payments.

REPURCHASE MAY BE REQUIRED FOR MODIFIED RECEIVABLES

Unless otherwise specified in the related prospectus supplement, in the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion of the servicer's repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Servicing Procedures" in this prospectus.

REPURCHASE MAY BE REQUIRED FOR BREACHES OF REPRESENTATION OR WARRANTY

The seller will make representations and warranties as of the cut-off date relating to the receivables sold by it to the depositor or the trust, as applicable.

The seller will be required to repurchase a receivable from the trust if (1) one of the seller's representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach and (3) the breach has not been cured following the discovery by or notice to the seller of the breach. If so specified in the related prospectus supplement, the seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, instead to substitute a comparable receivable for the receivable otherwise requiring repurchase.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

OPTIONAL REDEMPTION

The servicer will have the option to purchase a trust's receivables on any payment date when the aggregate principal balance of the receivables has declined to or below a specified percentage of their balance as of the applicable cut-off date. That percentage will be specified in the related prospectus supplement and is expected to be 10% of the cut-off date balance. Should the servicer exercise its option, the securities of that trust will be prepaid in full with the purchase proceeds.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TAX STATUS

Sidley Austin Brown & Wood LLP, special counsel to the depositor, is of the opinion that, for federal income tax purposes:

(1)      securities issued as notes will be treated as indebtedness;

(2) securities issued as certificates will be treated as one of the following, as specified in the related prospectus supplement:

         -        indebtedness;

         - ownership interests in the related trust fund (which would likely be treated as a tax partnership) or in its assets;

         - if the trust elects to be treated as a Financial Asset Securitization Investment Trust, "FASIT regular securities" or "FASIT ownership securities";

(3) each trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

See "Material Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

ERISA CONSIDERATIONS

Notes

Notes will generally be eligible for purchase by employee benefit plans.

Unsubordinated Grantor Trust Certificates

Certificates issued by a grantor trust that are not subordinated to any other class will generally be eligible for purchase by employee benefit plans.

Other Certificates

Subordinated classes of certificates issued by a grantor trust and certificates issued by an owner trust generally will not be eligible for purchase by an employee benefit plan.

If you are an employee benefit plan, you should review the matters discussed under "ERISA Considerations" in this prospectus before investing in the securities.

FORM, DENOMINATION AND RECORD DATE

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.
--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the securities.

INTERESTS OF OTHER PERSONS IN
THE RECEIVABLES COULD REDUCE
THE FUNDS AVAILABLE TO MAKE
PAYMENTS ON YOUR SECURITIES                 Financing statements under the
                                            Uniform Commercial Code will be
                                            filed reflecting the sale of the
                                            receivables by the seller to the
                                            trust, either directly or through
                                            the depositor. Unless otherwise
                                            specified in the related prospectus
                                            supplement, the seller's accounting
                                            records and computer systems will be
                                            marked to reflect an assignment and
                                            sale of the receivables to the
                                            trust, either directly or through
                                            the depositor. However, because the
                                            servicer will maintain possession of
                                            the receivables and not segregate or
                                            mark the receivables as belonging to
                                            the trust, another person could
                                            acquire an interest in a receivable
                                            that is superior to the trust's
                                            interest by obtaining physical
                                            possession of the loan document
                                            representing that receivable without
                                            knowledge of the assignment of the
                                            receivable to the trust. If another
                                            person acquires an interest in a
                                            receivable that is superior to the
                                            trust's interest in the receivable,
                                            some or all of the collections on
                                            that receivable may not be available
                                            to make payment on the securities.

                                            If another person acquires a
                                            security or other interest in a
                                            financed vehicle that is superior to
                                            the trust's security interest in the
                                            vehicle, some or all of the proceeds
                                            from the sale of the vehicle may not
                                            be available to make payments on the
                                            securities.

                                            The trust's security interest in the
                                            financed vehicles could be impaired
                                            for one or more of the following
                                            reasons:

                                            -   the seller might fail to perfect
                                                its security interest in a
                                                financed vehicle;

                                            -   another person may acquire an
                                                interest in a financed vehicle
                                                that is superior to the trust's
                                                security interest through fraud,
                                                forgery, negligence or error
                                                because the servicer will not
                                                amend the certificate of title
                                                or ownership to identify the
                                                trust as the new secured party;

                                            -   the trust may not have a
                                                security interest in the
                                                financed vehicles in some states
                                                because the certificates of
                                                title to the financed vehicles
                                                will not be amended to reflect
                                                assignment of the security
                                                interest therein to the trust;

                                            -   holders of some types of liens,
                                                such as tax liens or mechanics'
                                                liens, may have priority over
                                                the trust's security interest;
                                                and

                                            -   the trust may lose its security
                                                interest in vehicles confiscated
                                                by the government.

                                            The seller and servicer will not be
                                            required to repurchase a receivable
                                            if the security interest in a
                                            related vehicle or the receivable
                                            becomes impaired after the
                                            receivable is sold to the trust.

CONSUMER PROTECTION LAWS
MAY REDUCE PAYMENTS ON YOUR
SECURITIES                                  Federal and state consumer
                                            protection laws impose requirements
                                            upon creditors in connection with
                                            extensions of credit and collections
                                            on retail installment loans. Some of
                                            these laws make an assignee of the
                                            loan, such as a trust, liable to the
                                            obligor for any violation by the
                                            lender. Any liabilities of the trust
                                            under these laws could reduce the
                                            funds that the trust would otherwise
                                            have to make payments on your
                                            securities.

ONLY THE ASSETS OF THE TRUST
ARE AVAILABLE TO PAY YOUR
SECURITIES                                  The securities represent interests
                                            solely in a trust or indebtedness of
                                            a trust and will not be insured or
                                            guaranteed by the depositor, the
                                            seller or any of their respective
                                            affiliates, or any other person or
                                            entity other than the trust. The
                                            only source of payment on your
                                            securities are payments received on
                                            the receivables and, if and to the
                                            extent available, any credit or
                                            payment enhancement for the trust.
                                            Therefore, you must rely solely on
                                            the assets of the trust for
                                            repayment of your securities. If
                                            these assets are insufficient, you
                                            may suffer losses on your
                                            securities.

                                            The assets of a trust will consist
                                            solely of its receivables and, to
                                            the extent specified in the
                                            prospectus supplement, various
                                            deposit accounts and any credit or
                                            payment enhancement.

                                            AMOUNTS ON DEPOSIT IN ANY RESERVE
                                            ACCOUNT WILL BE LIMITED AND SUBJECT
                                            TO DEPLETION. The amount required to
                                            be on deposit in any reserve account
                                            will be limited. If the amounts in
                                            the reserve account are depleted as
                                            amounts are paid out to cover
                                            shortfalls in distributions of
                                            principal and interest on your
                                            securities, the trust will depend
                                            solely on collections on the
                                            receivables and any other credit or
                                            payment enhancement to make payments
                                            on your securities. In addition, the
                                            minimum required balance in a
                                            reserve account may decrease as the
                                            outstanding balance of the
                                            receivables decreases.

                                            YOU MAY SUFFER LOSSES UPON A
                                            LIQUIDATION OF THE RECEIVABLES IF
                                            THE PROCEEDS OF THE LIQUIDATION ARE
                                            LESS THAN THE AMOUNTS DUE ON THE
                                            OUTSTANDING SECURITIES. Under the
                                            circumstances described herein and
                                            in the related prospectus
                                            supplement, the receivables of a
                                            trust may be sold after the
                                            occurrence of an event of default.
                                            The related securityholders will
                                            suffer losses if the trust sells the
                                            receivables for less than the total
                                            amount due on its securities. There
                                            is no assurance that sufficient
                                            funds would be available to repay
                                            those securityholders in full.

DELAYS IN COLLECTING PAYMENTS
COULD OCCUR IF THE SERVICER
CEASES TO ACT AS SERVICER                   If National City Bank were to cease
                                            acting as servicer, the processing
                                            of payments on the receivables and
                                            information relating to collections
                                            could be delayed, which could delay
                                            payments to securityholders. Unless
                                            otherwise specified in the related
                                            prospectus supplement, the servicer
                                            can be removed as servicer if it
                                            defaults on its servicing
                                            obligations as described in this
                                            prospectus. See "Description of the
                                            Receivables Transfer and Servicing
                                            Agreements-- Events of Servicing
                                            Termination." Unless otherwise
                                            specified in the related prospectus
                                            supplement, the servicer may resign
                                            as servicer under certain
                                            circumstances described in this
                                            prospectus. See "Description of the
                                            Receivables Transfer and Servicing
                                            Agreements-- Certain Matters
                                            Regarding the Servicer."

BANKRUPTCY OF NATIONAL
CITY VEHICLE RECEIVABLES INC.,
AS DEPOSITOR, COULD RESULT IN
DELAYS IN PAYMENT OR LOSSES
ON THE SECURITIES                           Whenever National City Vehicle
                                            Receivables Inc. is the depositor,
                                            the depositor intends that its sale
                                            of the receivables to the issuer
                                            will be a valid sale and assignment
                                            of the receivables to the issuer. If
                                            National City Vehicle Receivables
                                            Inc., as depositor, were to become a
                                            debtor in a bankruptcy case and a
                                            creditor or trustee-in- bankruptcy
                                            of National City Vehicle Receivables
                                            Inc. or National City Vehicle
                                            Receivables Inc. itself were to take
                                            the position that the sale of
                                            receivables by the depositor to the
                                            issuer should instead be treated as
                                            a pledge of the receivables to
                                            secure a borrowing of National City
                                            Vehicle Receivables Inc., delays in
                                            payments of collections on the
                                            receivables to securityholders could
                                            occur. If a court ruled in favor of
                                            any such trustee, debtor or
                                            creditor, reductions in the amounts
                                            of those payments could result. A
                                            tax or governmental lien on the
                                            property of the depositor arising
                                            before the transfer of the
                                            receivables to the issuer may have
                                            priority over the issuer's interest
                                            in those receivables even if the
                                            transfer of the receivables to the
                                            issuer is characterized as a sale.

INSOLVENCY OF NATIONAL CITY
BANK, AS SELLER OR DEPOSITOR,
COULD RESULT IN DELAYS IN
PAYMENT OR LOSSES ON THE
SECURITIES                                  Whenever National City Bank is the
                                            seller and National City Vehicle
                                            Receivables Inc. is the depositor,
                                            both the seller and the depositor
                                            intend that the transfer of
                                            receivables from the seller to the
                                            depositor be treated as a sale. If
                                            National City Bank is the seller and
                                            the depositor, National City Bank
                                            intends that its sale of the
                                            receivables to the issuer will be a
                                            valid sale and assignment of the
                                            receivables to the issuer. If
                                            National City Bank were to become
                                            insolvent, the FDIA, as amended by
                                            FIRREA, gives certain powers to the
                                            FDIC, if it were approved as
                                            receiver. FDIC staff positions taken
                                            prior to the passage of FIRREA do
                                            not suggest that the FDIC would
                                            interrupt the timely transfer to an
                                            issuer of payments collected on the
                                            receivables.

                                           Under FIRREA, if the transfer of the
                                           receivables to the issuer were
                                           characterized as a loan secured by a
                                           pledge of receivables rather than a
                                           sale, that issuer's security interest
                                           in the receivables should be
                                           respected by the FDIC if:

                                            -          National City Bank's
                                                       transfer of the
                                                       receivables is the grant
                                                       of a valid security
                                                       interest in the
                                                       receivables to that
                                                       issuer;

                                            -          National City Bank
                                                       becomes insolvent and the
                                                       FDIC is appointed
                                                       conservator or receiver
                                                       of the seller; and

                                            -          the security interest (1)
                                                       is validly perfected
                                                       before National City
                                                       Bank's insolvency, and
                                                       (2) was not taken in
                                                       contemplation of National
                                                       City Bank's insolvency or
                                                       with the intent to
                                                       hinder, delay or defraud
                                                       the depositor or its
                                                       creditors.

                                           In addition, effective as of
                                           September 11, 2000, a regulation
                                           promulgated by the FDIC provides,
                                           among other things, that the FDIC
                                           will not seek to recharacterize a
                                           transfer of receivables as a secured
                                           loan if that transfer is made in
                                           connection with a securitization,
                                           provided that the transfer meets all
                                           the conditions for sale accounting
                                           under U.S. generally accepted
                                           accounting principles ("GAAP").

                                           If the FDIC were to assert a
                                           different position, or the new FDIC
                                           regulation were inapplicable, you
                                           might experience delays and/or
                                           reductions in payments on your
                                           securities. In addition, the FDIC
                                           might have the right to repay the
                                           securities early and for an amount
                                           which may be greater or less than
                                           their principal balance. For example,
                                           under the FDIA, the FDIC could:

                                            -          require the issuer or the
                                                       indenture trustee, if
                                                       applicable, to go through
                                                       an administrative claims
                                                       procedure to establish
                                                       its right to those
                                                       payments;

                                            -          request a stay of
                                                       proceedings with respect
                                                       to National City Bank;

                                            -          reject National City
                                                       Bank's sales contract and
                                                       limit the issuer's
                                                       resulting claim to actual
                                                       direct compensatory
                                                       damages; or

                                            -          repudiate any ongoing
                                                       servicing obligations of
                                                       National City Bank, as
                                                       servicer.

SUBORDINATION MAY CAUSE SOME
CLASSES OF SECURITIES TO BEAR
ADDITIONAL                                  CREDIT RISK To the extent specified
                                            in the related prospectus
                                            supplement, the rights of the
                                            holders of any class of securities
                                            to receive payments of interest and
                                            principal may be subordinated to one
                                            or more other classes of securities.

                                            Holders of subordinated classes of
                                            securities will bear more credit
                                            risk than more senior classes.
                                            Subordination may take the following
                                            forms:

                                            -          interest payments on any
                                                       date on which interest is
                                                       due may first be
                                                       allocated to the more
                                                       senior classes;

                                            -          principal payments on the
                                                       subordinated classes
                                                       might not begin until
                                                       principal of the more
                                                       senior classes is repaid
                                                       in full;

                                            -          principal payments on the
                                                       more senior classes may
                                                       be made on a payment date
                                                       before interest payments
                                                       on the subordinated
                                                       classes are made;

                                            -          subordinated classes bear
                                                       the risk of losses on the
                                                       receivables and the
                                                       resulting cash shortfalls
                                                       before the more senior
                                                       classes do; and

                                            -          if the trustee sells the
                                                       receivables after an
                                                       event of default, the net
                                                       proceeds of that sale may
                                                       be allocated first to pay
                                                       principal and interest on
                                                       the more senior classes.

                                            The timing and priority of payment,
                                            seniority, allocations of losses and
                                            method of determining payments on
                                            the respective classes of securities
                                            of any trust will be described in
                                            the prospectus supplement.

PREPAYMENTS ON THE
RECEIVABLES MAY
ADVERSELY AFFECT
THE AVERAGE LIFE OF
AND RATE OF RETURN ON
YOUR SECURITIES
                                            You may not be able to reinvest the
                                            principal repaid to you at a rate of
                                            return that is equal to or greater
                                            than the rate of return on your
                                            securities. Faster-than-expected
                                            prepayments on the receivables will
                                            cause the trust to make payments on
                                            its securities earlier than
                                            expected. The effect of prepayments
                                            on the average life of your
                                            securities cannot be predicted.

                                            All the receivables, by their terms,
                                            may be prepaid at any time.
                                            Prepayments include:

                                            -          prepayments in whole or
                                                       in part by the obligor;

                                            -          liquidations due to
                                                       default;

                                            -          partial payments with
                                                       proceeds from physical
                                                       damage, credit life and
                                                       disability insurance
                                                       policies;

                                            -          required purchases of
                                                       receivables by the
                                                       servicer or repurchases
                                                       of receivables by the
                                                       seller for specified
                                                       breaches of their
                                                       representations or
                                                       covenants; and

                                            -          an optional repurchase of
                                                       a trust's receivables by
                                                       the servicer when their
                                                       aggregate principal
                                                       balance is 10% (or such
                                                       other percentage
                                                       specified in the
                                                       prospectus supplement) or
                                                       less of the initial
                                                       aggregate principal
                                                       balance.

                                            A variety of economic, social and
                                            other factors will influence the
                                            rate of optional prepayments on the
                                            receivables and defaults.

                                            As a result of prepayments, the
                                            final payment of each class of
                                            securities is expected to occur
                                            prior to the final scheduled payment
                                            date for that class specified in the
                                            related prospectus supplement. If
                                            sufficient funds are not available
                                            to pay any class of notes in full on
                                            its final payment date, an event of
                                            default will occur and final payment
                                            of that class of notes will occur
                                            later than that date.

                                            For more information regarding the
                                            timing of repayments of the
                                            securities, see "Maturity and
                                            Prepayment Considerations" in the
                                            prospectus supplement and in this
                                            prospectus.

YOU MAY SUFFER LOSSES ON YOUR
SECURITIES BECAUSE THE
SERVICER WILL HOLD COLLECTIONS
AND COMMINGLE THEM WITH ITS
OWN FUNDS                                   With respect to each trust, unless
                                            otherwise specified in the related
                                            prospectus supplement, the servicer
                                            will generally be permitted to hold
                                            with its own funds (1) collections
                                            it receives from obligors on the
                                            receivables and (2) the purchase
                                            price of receivables required to be
                                            repurchased from the trust until the
                                            day prior to the next date on which
                                            distributions are made on the
                                            securities. During this time, the
                                            servicer may invest those amounts at
                                            its own risk and for its own benefit
                                            and need not segregate them from its
                                            own funds. If the servicer is unable
                                            for any reason to pay these amounts
                                            to the trust on the payment date,
                                            you might incur a loss on your
                                            securities.

                                            For more information about the
                                            servicer's obligations regarding
                                            payments on the receivables, see
                                            "Description of the Receivables
                                            Transfer and Servicing Agreements --
                                            Collections" in this prospectus.

RELIANCE ON REPRESENTATIONS
AND WARRANTIES BY THE SELLER
THE DEPOSITOR OR THE SERVICER THAT
PROVES TO BE INADEQUATE MAY
RESULT IN LOSSES  ON YOUR SECURITIES        In connection with the transfer of
                                            receivables by the seller to the
                                            trust, either directly or through
                                            the depositor, the seller will make
                                            representations and warranties on
                                            the characteristics of the
                                            receivables. In some circumstances,
                                            the seller may be required to
                                            repurchase receivables that do not
                                            conform to the representations and
                                            warranties. In addition, under some
                                            circumstances the servicer may be
                                            required to purchase receivables
                                            from a trust. If the seller or
                                            servicer, as applicable, fails to
                                            repurchase any receivables that it
                                            is required to purchase, the trust
                                            may suffer a loss and, in turn, you
                                            may suffer a loss on your
                                            securities.

THE SENIOR CLASS OF SECURITIES
CONTROLS REMOVAL OF THE
SERVICER UPON A DEFAULT ON ITS
SERVICING                                   OBLIGATIONS Generally, the holders
                                            of a majority of a trust's senior
                                            class of securities (or the
                                            applicable trustee acting on their
                                            behalf) can remove the servicer if
                                            the servicer --

                                            -          does not deliver to the
                                                       applicable trustee the
                                                       available funds for
                                                       application to a required
                                                       payment after a grace
                                                       period after notice or
                                                       discovery;

                                            -          defaults on a servicing
                                                       obligation that
                                                       materially and adversely
                                                       affects the trust after a
                                                       grace period after
                                                       notice; or

                                            -          initiates or becomes the
                                                       subject of insolvency
                                                       proceedings.

                                            Those holders may also waive a
                                            default by the servicer. The holders
                                            of any subordinate class of
                                            securities do not have any rights to
                                            participate in those determinations
                                            for so long as any of the more
                                            senior classes are outstanding, and
                                            the subordinate classes of
                                            securities may be adversely affected
                                            by determinations made by the more
                                            senior classes. See "Description of
                                            the Receivables Transfer and
                                            Servicing Agreements -- Events of
                                            Servicing Termination."

YOU MAY NOT BE ABLE TO RESELL
YOUR SECURITIES                             There may be no secondary market
                                            for the securities. Underwriters may
                                            participate in making a secondary
                                            market in the securities, but are
                                            under no obligation to do so. There
                                            is no assurance that a secondary
                                            market will
                                            develop. In addition, there have
                                            been times in the past where there
                                            have been very few buyers of asset
                                            backed securities and thus there has
                                            been a lack of liquidity. There may
                                            be a similar lack of liquidity in
                                            the future. As a result, you may not
                                            be able to sell your securities when
                                            you want to do so, or you may not be
                                            able to obtain the price that you
                                            wish to receive.

GEOGRAPHIC CONCENTRATION OF A
A TRUST'S RECEIVABLES MAY ADVERSELY
AFFECT YOUR SECURITIES                      Adverse economic conditions or other
                                            factors particularly affecting any
                                            state or region where there is a
                                            high concentration of a trust's
                                            receivables could adversely affect
                                            the securities of that trust. The
                                            seller and the depositor are unable
                                            to forecast, with respect to any
                                            state or region, whether any of
                                            these conditions may occur, or to
                                            what extent the receivables or the
                                            repayment of your securities may be
                                            affected. The location of a trust's
                                            receivables by state, based upon
                                            obligors' addresses at the time the
                                            receivables were originated, will be
                                            set out in the related prospectus
                                            supplement.

RATINGS OF THE SECURITIES                   At the initial issuance of the
                                            securities of a trust, at least one
                                            nationally recognized statistical
                                            rating organization will rate the
                                            offered securities in one of the
                                            four highest rating categories or in
                                            the categories otherwise specified
                                            in the prospectus supplement. A
                                            rating is not a recommendation to
                                            purchase, hold or sell securities,
                                            and it does not comment as to market
                                            price or suitability for a
                                            particular investor. The ratings of
                                            the offered securities address the
                                            likelihood of the payment of
                                            principal and interest on the
                                            securities according to their terms.
                                            The seller and the depositor cannot
                                            assure you that a rating will remain
                                            for any given period of time or that
                                            a rating agency will not lower or
                                            withdraw its rating if, in its
                                            judgment, circumstances in the
                                            future so warrant. A reduction or
                                            withdrawal of an offered security's
                                            rating would adversely affect its
                                            market value.

IF BOOK-ENTRY REGISTRATION IS USED, YOU WILL
BE ABLE TO EXERCISE YOUR RIGHTS AS A SECURITY
HOLDER ONLY THROUGH THE CLEARING AGENCY AND
YOUR ABILITY TO TRANSFER YOUR SECURITIES MAY
BE LIMITED                                   The securities will be delivered to
                                            you in book-entry form through the
                                            facilities of The Depository Trust
                                            Company or Clearstream (formerly
                                            Cedelbank) or Euroclear.

                                            Consequently, your securities will
                                            not be registered in your name and
                                            you will not be recognized as a
                                            securityholder by the trustee or any
                                            applicable indenture trustee. You
                                            will only be able to exercise the
                                            rights of a securityholder
                                            indirectly through The Depository
                                            Trust Company and its participating
                                            organizations. Specifically, you may
                                            be limited in your ability to resell
                                            the securities to a person or entity
                                            that does not participate in the
                                            Depository Trust Company system or
                                            Clearstream or Euroclear. Physical
                                            certificates will only be issued in
                                            the limited circumstances described
                                            in the prospectus. See "Certain
                                            Information Regarding the
                                            Securities-- Definitive Securities"
                                            in this prospectus.

                                   THE TRUSTS

         The depositor will establish a separate trust as either a statutory business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

THE RECEIVABLES

         Certain information concerning the experience of the seller specified in the related prospectus supplement with respect to its portfolio of Motor Vehicle Loans (including previously sold Motor Vehicle Loans that the seller continues to service) will be set forth in the related prospectus supplement. The seller and the depositor cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables owned by a trust will be comparable to that information.

         On the closing date for a trust, the seller will sell and transfer receivables to the depositor, and the depositor will sell and transfer the receivables to the trust or, if the seller is also the depositor, the seller, as depositor, will sell and transfer the receivables to the trust, in an amount specified in the related prospectus supplement. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a "cut-off date") specified in the prospectus supplement. To the extent provided in the related prospectus supplement, the seller will convey Subsequent Receivables to the depositor, and the depositor will convey those Subsequent Receivables to the trust, as frequently as daily during the Funding Period specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. Any Subsequent Receivables will also be assets of the applicable trust allocated solely to that series of securities.

         A trust will purchase Subsequent Receivables only if the prospectus supplement so specifies.

         The property of each trust will also include:

                  - security interests in the financed vehicles;

                  - the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

                  - the seller's and depositor's rights to documents and instruments relating to the receivables;

                  - amounts that from time to time may be held in one or more accounts maintained for the trust;

                  - any credit or payment enhancement specified in the prospectus supplement;

                  - any property that shall have secured a receivable and that shall have been acquired by or on behalf of the seller, the servicer, the depositor or the applicable trust;

                  - the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely; and

                  - any and all proceeds of the above items.

         If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If the trust issues certificates, the certificates will represent beneficial interests in the trust, and will be subordinated to the notes to the extent described in the related prospectus supplement.

THE TRUSTEE

         The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the trust agreement or the pooling and servicing agreement. The trustee may resign at any time, in which event the administrator, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement, will be obligated to appoint a successor trustee. The administrator or the servicer may also remove the trustee if:

                  - the trustee ceases to be eligible to continue as trustee under the trust agreement or the pooling and servicing agreement, as applicable, or

                  - the trustee becomes insolvent.

         In either of these circumstances, the administrator or servicer must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

         You will find the addresses of the principal offices of the trust and the trustee in the prospectus supplement.


                              THE RECEIVABLES POOLS

         CRITERIA FOR SELECTING THE RECEIVABLES. The receivables to be held by each trust will be selected from the seller's portfolio in accordance with several criteria, including that each receivable:

                  - is secured by a new or used automobile, light-duty truck, motorcycle, recreational vehicle, van, minivan or sport utility vehicle;

                  - was originated in the U.S.;

                  - has a fixed or variable interest rate;

                  - is a simple interest receivable or a precomputed receivable;

                  - as of the cut-off Date:

                           -- had an outstanding principal balance of at least the amount set forth in the related prospectus supplement;

                           -- was not more than 30 days (or such other number of days specified in the related prospectus supplement) past due;

                           -- had a remaining number of scheduled payments not more than the number set forth in the related prospectus supplement;

                           -- had an original number of scheduled payments not more than the number set forth in the related prospectus supplement; and

                           -- had an annual percentage rate of not less than the rate per annum set forth in the related prospectus supplement;

                  - provides for level monthly payments that fully amortize the amount financed over its original term to maturity (provided that the payment in the last month of the term of the receivable may be minimally different from the level monthly payments) or provides for a different type of amortization described in the prospectus supplement; and

                  - satisfies the other criteria, if any, set forth in the prospectus supplement.

         The seller will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures believed by the seller to be adverse to the holders of securities of the related series will be used in selecting the receivables for the trust. Terms of the receivables included in each trust that are material to investors will be described in the related prospectus supplement.

         SIMPLE INTEREST RECEIVABLES. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment under a simple interest receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate of interest of the loan and further multiplied by the period elapsed since the last payment of interest was made.

         If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date --

                  - the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

                  - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

                  - the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

                  - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

         In either case, the obligor under a simple interest receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

         RECEIVABLES OTHER THAN SIMPLE INTEREST RECEIVABLES. If the receivables are not simple interest receivables, the prospectus supplement will describe the method of applying payments on the receivables.

MORE SPECIFIC INFORMATION ABOUT THE RECEIVABLES WILL BE PROVIDED IN THE PROSPECTUS SUPPLEMENT

         Information about the receivables to be held by each trust will be provided in the related prospectus supplement, including, to the extent appropriate:

                  - the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

                  - the aggregate principal balance of all of the related receivables;

                  - the average principal balance of the related receivables and the range of principal balances;

                  - the number of receivables in the receivables pool;

                  - the average original amount financed and the range of original amounts financed;

                  - the weighted average contract rate of interest and the range of those rates;

                  - the weighted average original term and the range of original terms;

                  - the weighted average remaining term and the range of remaining terms;

                  - the scheduled weighted average life; and

                  - the distribution by contract rate of interest and by the states of origination.


            NATIONAL CITY BANK'S ORIGINATION AND SERVICING PROCEDURES

GENERAL

         National City Bank originates motor vehicle installment loans through licensed dealers primarily in Ohio, Indiana, Illinois, Pennsylvania, Kentucky and Tennessee. National City Bank of Michigan/Illinois purchases motor vehicle retail installment sales contracts from licensed dealers in Michigan. Each Motor Vehicle Loan is secured by the new or used motor vehicle purchased by the buyer with the loan proceeds. Each Motor Vehicle Loan is purchased or originated in accordance with established underwriting procedures and is subject to the terms of any existing dealer agreement between a dealer and National City Corporation subsidiary national banking associations, each of which are sometimes referred to herein as a "Bank," originating or purchasing the Motor Vehicle Loan.

         Each Bank enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and with certain dealers that sell used motor vehicles, based upon limited financial review of the dealer or, in some cases, the reputation and prior experience of the Bank with such dealer and their key management. In addition to purchasing Motor Vehicle Loans from such dealers, the Bank also may extend loans and lines of credit to certain dealers for, among other things, inventory financing and other commercial purposes. Such loans and lines of credit are not included in the receivables purchased by the trust.

UNDERWRITING

         Each Bank requires dealers to obtain a completed application form from each applicant. The application requests that the borrower provide general demographic information, financial information and an employment history. Upon receipt of an application, each Bank reviews the application for completeness. In addition, upon the receipt of the application, the Bank obtains a credit report from an independent credit bureau, which report the Bank reviews in order to determine the applicant's current credit status and past payment performance. Each Bank's underwriting process takes into account such factors as credit bureau (FICO) score, credit bureau report, a custom credit score, previous comparable borrowing experience, employment stability, residential stability, income level, total debt-to-income ratio, and the proposed payment-to-income ratio. The Bank may conduct additional investigations to verify information in the application or obtain more than one credit report.

         All Motor Vehicle Loans are analyzed using a judgmental system supported by a Fair Isaac auto-enhanced credit bureau score and custom scorecards. These credit scores are used to increase the productivity of the underwriters, automatically approve and decline applications, recommend approval or reject decisions and to route applications to more experienced underwriters. Applications scoring below the established score guidelines, regardless of circumstance, require senior management concurrence/approval in order to be accepted. The Bank analyzes each application independently and a credit underwriter, based on the aforementioned guidelines, renders a decision.

         With respect to approved applications, the Bank determines the amount and terms of the financing in conjunction with the applicant's credit worthiness and the asset value of the motor vehicle. Applicable Bank guidelines stipulate a minimum loan of $3,500. Maximum advance guidelines are differentiated by credit grade as determined by FICO and custom scores. The maximum advance guideline for current year models is 120% of the manufacturer's suggested retail price plus 100% of dealer-installed options (at dealer costs) plus tax and licensing fees; plus service contract fee up to $1,500; plus any premium for credit life and accident and health insurance obtained in connection with a Motor Vehicle Loan. The maximum advance for used vehicles is 120% of the retail value in the National Automobile Dealers Association Guide on Retail and Wholesale Values, also known as "NADA;" plus tax and licensing fees; plus service contract fee up to $1,500; plus any premium for credit life and accident and health insurance obtained in connection with a Motor Vehicle Loan. The available term for a Motor Vehicle Loan is a function of the age of the motor vehicle and the applicable FICO score. Vehicles more than seven years old are considered to be an exception and warrant shorter terms and pricing. Acceptable terms generally range from 24 to 72 months.

         The applicable Bank underwriting guidelines are intended to provide a consistent basis for lending decisions, but do not completely supersede subjective aspects of the credit review process. Exceptions to the guidelines are made at the discretion of the credit underwriter with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.

DEALER AGREEMENTS

         In most instances, a dealer that originates or assists in the origination of Motor Vehicle Loans for the Bank has made representations and warranties with respect to each Motor Vehicle Loan either in a separate dealer agreement and/or as part of an assignment of the Motor Vehicle Loan from the dealer to the applicable Bank. The dealer agreement, among other things, obligates a dealer to repurchase any motor vehicle contract for the Purchase Amount if the dealer breaches the representations and warranties contained therein. These representations and warranties do not relate to the creditworthiness of the obligors.

SERVICING AND COLLECTIONS

         National City Bank, as servicer, will be responsible for managing, administering, servicing, and making collections on the receivables held by the trust. Under the credit and collection policies, an account is past due when payments are not received by the due date. Using different variables such as loan balance, payment history, or late charges assessed, the servicer establishing calling campaign strategies for the auto dialer in the collection of the higher risk loans and the related obligors.

         Depending on risk level, collection efforts can begin as early as 5 days past due or as late as 17 past due. Motor Vehicle Loan accounts remain in the autodialer where efforts are made to contact obligors and obtain payment arrangements until the loan becomes 26 days past due. Higher risk loans, loans greater than 26 days delinquent, or loans with no successful phone contact, would exit the autodialer and be collected more aggressively by a seasoned collection unit member. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references. Repossession procedures usually begin when all other collection efforts are exhausted, in any event not more than 120 days past due.

         Repossessions are carried out pursuant to applicable state law. The Bank follows specific procedures with respect to repossessions and uses unaffiliated independent vendors to perform repossessions. State laws typically provide an obligor with a right to redeem the repossessed motor vehicle. However, motor vehicles that are not redeemed during the applicable state law redemption period are remarketed through auction sales.

         The current policy of the servicer is to charge-off all delinquent Motor Vehicle Loans in which the motor vehicle has not been repossessed during the month the loan becomes 120 days delinquent. Motor vehicle loans in which the related motor vehicle has been repossessed are charged off during the month in which the vehicle is sold or at 120 days delinquent. Deficiency balances are pursued to the extent permitted by applicable law.

PHYSICAL DAMAGE AND LIABILITY INSURANCE

         The contract for each Motor Vehicle Loan requires the obligor to keep the financed vehicle fully insured against theft, collision and comprehensive losses until the loan is paid in full or the Bank sells the vehicle. The amount of such insurance must be at least equal to the outstanding indebtedness of the loan or the replacement cost of the vehicle, whichever is less. The Bank is to be listed as the loss payee, with a maximum allowable deductible of $1,000. While verified at the funding of each Motor Vehicle Loan, insurance coverage on the related motor vehicle will not be monitored by or on behalf of the Bank on an ongoing basis. There can be no assurances that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term of the related loan.

CONTRACT EXTENSION POLICY

         Contract extensions are considered an acceptable means of bringing a delinquent account into a current status. Each Bank follows specific procedures with respect to contract extensions. This policy is predicated on circumstances where there has been a temporary interruption of the customer's ability to make payments but where there is also a renewed willingness and ability to repay, and provides that, (i) the account has been opened for a minimum of nine months,
(ii) the account has not been previously extended in the last 12 months, (iii) the account has not been extended more than twice within the last five years, and (iv) the account has made a minimum of three consecutive monthly payments or lump sum equivalent. Extensions are considered to be single events and may extend multiple payments, but at no time will exceed more than three months. Extensions will not be granted if the related loan is deemed to be uncollectible or if the obligor is more than 90 days past due. All multiple-month extensions and extensions exceeding the policy require the approval of senior management within the collection center.

         Each Bank also engages in programs that solicit customers for payment extensions, referred to as Skip-A-Pay, twice a year. To qualify for this promotion an account must meet the following criteria: (i) a minimum of six payments have been made, (ii) the account must be current, (iii) a minimum of 12 months has elapsed since the last collection extension, (iv) only one Skip-A-Pay solicitation can be accepted per year; (v) a minimum account balance of $1,000; and (vi) a minimum monthly payment of $100.

         Any extension may extend the maturity of the applicable contract beyond its original term to maturity and increase the weighted average life of the Receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the securities of each trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

                  - Prepayments by obligors, who may repay at any time without penalty.

                  - The seller may be required to repurchase a receivable sold to the trust if a breach of the representations and warranties made by the seller with respect to the receivable has occurred and the receivable is materially and adversely affected by the breach.

                  - The servicer may be obligated to purchase a receivable from the trust if breaches of specified covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled payment date for the securities specified in the prospectus supplement.

                  - Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

                  - Liquidations of the receivables due to default.

                  - Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

         In light of the above considerations, neither the seller nor the depositor can assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

         The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the rate of prepayments of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.


                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of the securities of a trust will be applied by the trust
--

                  - to the purchase of the receivables from the depositor;

                  - if the trust has a pre-funding account, to make the deposit into that account;

                  - if the trust has a reserve account, to make the initial deposit into that account;

                  - to pay other expenses in connection with the issuance of the securities; and

                  - for any other purposes specified in the prospectus supplement.

         If the depositor is not also the seller, the depositor will use the portion of the net proceeds from the sale of the securities of a trust that is paid to it to purchase receivables from the related seller and to pay for certain expenses incurred in connection with the purchase of the receivables and the sale of the securities. The trust may also issue one or more classes of securities to the depositor, the seller or an affiliate of the seller and the depositor in partial payment for the receivables.

                     THE BANK AND NATIONAL CITY CORPORATION

         National City Bank is a national banking association and a wholly-owned subsidiary of National City Corporation. National City Corporation is a financial holding company headquartered in Cleveland, Ohio. National City Corporation provides a full range of banking and financial services to individuals and businesses and operates more than 1,200 branch banking offices and over 1,600 ATMs in Ohio, Pennsylvania, Indiana, Kentucky, Illinois and Michigan. As of May 16, 2000, National City Corporation became a financial holding company under the terms of the Financial Modernization law, also known as the Gramm-Leach-Bliley Act. Prior to becoming a financial holding company, National City Corporation was a bank holding company organized under the Bank Holding Company Act of 1956, as amended. The executive offices of National City Bank and National City Corporation are located at 1900 East 9th Street, Cleveland Ohio 44114, and the telephone number is (216) 575-2000.


                               PRINCIPAL DOCUMENTS

         In general, the operations of a trust will be governed by the following documents:

IF THE TRUST ISSUES NOTES:

              DOCUMENT                               PARTIES                         PRIMARY PURPOSES
-------------------------------         ---------------------------------    ------------------------------------
Trust Agreement                         Trustee and depositor                -   Creates the trust
                                                                             -   Provides for issuance
                                                                                 of certificates and payments
                                                                                 to certificateholders
                                                                             -   Establishes rights and
                                                                                 duties of trustee
                                                                             -   Establishes rights of
                                                                                 certificateholders

Indenture                               Trust, as issuer of the notes,       -   Provides for issuance
                                        and indenture trustee                    of the notes, the terms of
                                                                                 the notes and payments to
                                                                                 noteholders
                                                                             -   Establishes rights and
                                                                                 duties of indenture trustee
                                                                             -   Establishes rights of
                                                                                 noteholders
Receivables Purchase Agreement          Seller, and depositor, as            -   Effects sale of
                                        purchaser                                receivables to the depositor

              DOCUMENT                               PARTIES                         PRIMARY PURPOSES
-------------------------------         ---------------------------------    ------------------------------------
                                                                             -   Contains representations and
                                                                                 warranties of seller
                                                                                 concerning the receivables
Sale and Servicing Agreement            Depositor, as seller, servicer, a    -   Effects sale of
                                        trust, as purchaser,                     receivables to the trust
                                        administrator and indenture
                                        trustee
                                                                             -   Provides for assignment
                                                                                 to trust and indenture
                                                                                 trustee of rights to enforce
                                                                                 representations and
                                                                                 warranties of seller
                                                                                 concerning the receivables
                                                                             -   Contains servicing
                                                                                 obligations of servicer
                                                                             -   Provides for
                                                                                 compensation to servicer
                                                                             -   Directs how cash flow
                                                                                 will be applied to expenses
                                                                                 of the trust and payments on
                                                                                 its securities

IF THE TRUST IS A GRANTOR TRUST (AS SPECIFIED IN THE PROSPECTUS SUPPLEMENT):

              DOCUMENT                               PARTIES                         PRIMARY PURPOSES
-------------------------------         ---------------------------------    ------------------------------------
Receivables Purchase Agreement          Seller, and depositor, as            -   Effects sale of
                                        purchaser                                receivables to the depositor
                                                                             -   Contains
                                                                                 representations and
                                                                                 warranties of seller
                                                                                 concerning the receivables
Pooling and Servicing Agreement         Trustee, depositor, as seller,       -   Creates the trust
                                        and servicer
                                                                             -   Effects sale of
                                                                                 receivables to the trust
                                                                             -   Contains
                                                                                 representations and
                                                                                 warranties of depositor
                                                                                 concerning the receivables
                                                                             -   Provides that assignees
                                                                                 of the depositor,
                                                                                 specifically the trustee,
                                                                                 may enforce the seller's
                                                                                 representations and
                                                                                 warranties directly
                                                                             -   Contains servicing
                                                                                 obligations of servicer
                                                                             -   Provides for
                                                                                 compensation to servicer

              DOCUMENT                               PARTIES                         PRIMARY PURPOSES
-------------------------------         ---------------------------------    ------------------------------------
                                                                             -   Provides for issuance
                                                                                 of certificates and payments
                                                                                 to certificateholders
                                                                             -   Directs how cash flow
                                                                                 will be applied to expenses
                                                                                 of the trust and payments to
                                                                                 certificateholders
                                                                             -   Establishes rights and
                                                                                 duties of trustee
                                                                             -   Establishes rights of
                                                                                 certificateholders

         Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                           PAYMENTS ON THE SECURITIES

         The prospectus supplement will describe

                  - the timing, amount and priority of payments of principal and interest on each class of the securities,

                  - their interest rates or the formula for determining their interest rates,

                  - the method of determining the amount of their principal payments,

                  - the priority of the application of the trust's available funds to its expenses and payments on its securities, and

                  - the allocation of losses on the receivables among the classes of securities.

         The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

                  - principal payments with disproportionate, nominal or no interest payments or

                  - interest payments with disproportionate, nominal or no principal payments or

                  - residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of that class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

FIXED RATE SECURITIES

         Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or
(ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the prospectus supplement.

         The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

         A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

                  - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

                  - a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

         Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

         THE TRUSTS MAY USE BOOK-ENTRY REGISTRATION INSTEAD OF ISSUING DEFINITIVE SECURITIES. Except for the securities, if any, of a trust retained by the seller or its affiliates, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, that nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities, will not be entitled to receive a physical certificate representing your interest in the securities of that class.

         If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto.

         Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, those securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

         The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

         You may hold your securities through DTC in the U.S., Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         INITIAL SETTLEMENT OF THE GLOBAL SECURITIES. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         SECONDARY MARKET TRADING OF THE GLOBAL SECURITIES. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the

Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         - borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         - borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

         The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward payments on the securities to its participants, which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the indenture trustee or the trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit payments on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

         DTC will advise the related administrator or servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the related securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that its actions are taken on behalf of participants whose holdings include those undivided interests.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         THE DEPOSITORIES. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG.

         Following the merger, the Board of Directors of CI renamed the companies in the group "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". Consequently, there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating

Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

         With respect to any class of notes and any class of certificates issued in book-entry form, those notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

         (1) the indenture trustee or trustee, as applicable, of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the indenture trustee or trustee, as the case may be, is unable to locate a qualified successor,

         (2) the indenture trustee or trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or

         (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of the related trust advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interest of the holders of those securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as Definitive Securities to those securityholders.

         Distributions of principal of, and interest on, those Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for those securities in the related prospectus supplement. Those distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

         On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the payment date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information (and any other information so specified in the prospectus supplement) with respect to that payment date or the period since the previous payment date, as applicable:

         (1) the amount of the distribution allocable to principal of each class of securities;

         (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

         (3) the interest rate or pass through rate for the next period for any class of securities of that trust with variable or adjustable rates;

         (4) the aggregate principal balance of the receivables as of the close of business on the last day of the preceding Collection Period;

         (5)      any overcollateralization amount or credit enhancement amount;

         (6) the aggregate outstanding principal amount for each class of securities, each after giving effect to all payments reported under clause (1) above on that date;

         (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

         (8) the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

         (9) previously due and unpaid interest payments (plus interest accrued on that unpaid interest), if any, on each class of securities, and the change in those amounts from the preceding statement;

         (10) previously due and unpaid principal payments (plus interest accrued on that unpaid principal), if any, on each class of securities, and the change in those amounts from the preceding statement;

         (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in that Collection Period;

         (12) the balance of any reserve account, if any, on such date, after giving effect to changes therein on that date;

         (13) the amount of Advances to be remitted by the servicer on that date;

         (14) for each such date during any Funding Period, the amount remaining in the pre-funding account; and

         (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust.

         Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of those securities.

         Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences."

         In addition, the filing with the SEC of periodic reports with respect to any trust will cease following the reporting period for that trust required by Rule 15d-1 under the Securities Exchange Act of 1934.


                                  THE INDENTURE

         With respect to each trust that issues notes, one or more classes of notes of the trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes that you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

         EVENTS OF DEFAULT. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

                  - a default by the trust for five days, or any longer period specified in the prospectus supplement, in the payment of any interest on any notes (or, if so specified in the related prospectus supplement, on the most senior class of notes issued by the trust) issued by the trust;

                  - a default in the payment of the principal of or any installment of the principal of any note issued by the trust when the same becomes due and payable;

                  - a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

                  - certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

                  - any other events set forth in the related prospectus supplement.

         The "Controlling Class" of notes of a trust will be its Class A Notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

         The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for that class of notes.

         Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of those notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if each of the following occur:

     - the issuer has paid or deposited with the indenture trustee enough money to pay:

         -- all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

         -- all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel;

     - all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived; and

     - if any other requirement for the rescission of that declaration is specified in the related indenture, that other requirement has been satisfied.

         If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to apply collections on those receivables as if there had been no declaration of acceleration. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

               - the Event of Default arises from a failure to pay principal or interest;

               - the holders of 100% of the notes issued by that trust consent to the sale (excluding notes held by the seller, the servicer or their affiliates),

               - the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of the sale, or

               - the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of the trust.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

         Unless otherwise specified in the related prospectus supplement, no holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless --

               - that holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

               - the holders of not less than 25% in principal amount of the Controlling Class of the trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

               - such holder or holders have offered such indenture trustee reasonable indemnity;

               - such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

               - no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

         EACH TRUST WILL BE SUBJECT TO COVENANTS UNDER THE INDENTURE. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

               - Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

               -- the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

               -- the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

               -- no event that is, or with notice or lapse of time or both would become, an Event of Default under the indenture shall have occurred and be continuing immediately after the merger or consolidation,

               -- the trust has been advised that the rating of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation,

               -- the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

               -- any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

               -- if any other condition to the merger or consolidation of the trust with another entity is specified in the related indenture, that condition has been satisfied.

               - Other negative covenants. Each trust will not, among other things--

               -- except as expressly permitted by the applicable Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

               -- claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust or its property,

               --   dissolve or liquidate in whole or in part,

               -- permit the lien of the related indenture to be subordinated or otherwise impaired,

               -- permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes of the related trust under the related indenture except as may be expressly permitted thereby, or

               -- permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or pooling and servicing agreement, as applicable, or other documents relating to the trust.

         ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in that capacity and any action taken by it that materially affects the related notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. An indenture will be discharged with respect to the collateral securing the notes outstanding under the indenture upon the delivery to the related indenture trustee for cancellation of all outstanding notes or, with certain limitations, upon deposit with that indenture trustee of funds sufficient for the payment in full of all outstanding notes.

         MODIFICATION OF INDENTURE. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust but with prior notice to each Rating Agency rating the notes of the related trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision that may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture that will not be inconsistent with other provisions of the indenture provided that the action will not materially adversely affect the interests of the noteholders.

         The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust but with prior notice to each Rating Agency rating the notes of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders (except as provided below) provided that:

                    - such action will not materially adversely affect the interest of any noteholder

                           --       as evidenced by an opinion of counsel, or

                           -- if so provided in the related indenture, as evidenced by a letter from each Rating Agency rating the notes of the related trust, to the effect that such action will not cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

                    - an opinion of counsel as to certain tax matters is delivered.

         The trust and the applicable indenture trustee may also enter into supplemental indentures, with the consent of the holders of a majority of the outstanding notes of the related trust and with notice to each Rating Agency rating the notes of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders (except as provided below).

         Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, no supplemental indenture will:

                    - change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

                    - impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

                    - reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default under the indenture and their consequences as provided for in the indenture;

                    - modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the depositor, the seller or an affiliate of any of them;

                    - reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the related trust;

                    - decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other Basic Documents;

                    - affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of the calculation);

                    - affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

                    - permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any the collateral or deprive the holder of any the note of the security afforded by the lien of the indenture.

THE INDENTURE TRUSTEE

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for the trust.

                     DESCRIPTION OF THE RECEIVABLES TRANSFER
                            AND SERVICING AGREEMENTS

         The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor sells those receivables to a trust and the servicer services the receivables on behalf of the trust. If the trust is not a grantor trust, the document pursuant to which the depositor sells the receivables to the trust and the servicer services those receivables for the trust is the sale and servicing agreement and, if the seller is not also the depositor, the document that provides for the sale of receivables by the seller to the depositor is the receivables purchase agreement. For a grantor trust, the document that provides for the sales and servicing of the receivables is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities that you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

SALE AND ASSIGNMENT OF RECEIVABLES

         SALE AND ASSIGNMENT BY THE SELLER. Unless the seller is also the depositor, on or prior to the closing date specified in the prospectus supplement for a trust, the seller will sell and assign to the depositor under a receivables purchase agreement or a pooling and servicing agreement, without recourse, the seller's entire interest in the receivables, including its security interests in the related financed vehicles.

         SALE AND ASSIGNMENT BY THE DEPOSITOR. On or prior to the closing date referenced in the immediately preceding paragraph, the depositor will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor's entire interest in the receivables, including its security interests in the related financed vehicles. Each of those receivables will be identified in a schedule to the related sale and servicing agreement or a pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the certificates and the notes of a given trust will be applied to the purchase of the related receivables from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the pre-funding account.

         SALE AND ASSIGNMENT OF SUBSEQUENT RECEIVABLES. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor, when applicable, and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

         REPRESENTATIONS AND WARRANTIES. In each receivables purchase agreement, the seller will represent and warrant to the depositor and, in each sale and servicing agreement or pooling and servicing agreement, the depositor will represent and warrant to the applicable trust, among other things, that --

                    - the information provided in the schedule of receivables to the related sale and servicing agreement or pooling and servicing agreement is correct in all material respects;

                    - the obligor on each receivable is required to maintain physical damage insurance covering the related financed vehicle in accordance with the seller's normal requirements;

                    - as of the applicable closing date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

                    - as of the applicable closing date or the applicable Subsequent Transfer Date, if any, each receivable is or will be secured by a first perfected security interest in favor of the seller in the related financed vehicle;

                    - each receivable, at the time it was originated, complied and, as of the closing date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

                    - any other representations and warranties that may be set forth in the related prospectus supplement.

         SELLER MUST REPURCHASE THE RECEIVABLES RELATING TO A BREACH OF REPRESENTATION OR WARRANTY. Unless otherwise specified in the related prospectus supplement, as of the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the related trust in any receivable, the depositor, unless the breach has been cured, will repurchase that receivable from the trust and the seller, whenever the seller is not also the depositor, will be obligated to repurchase simultaneously that receivable from the depositor. The repurchase price will equal the "PURCHASE AMOUNT", which is the unpaid principal balance of that receivable plus accrued interest thereon to the last day of the month of purchase at the annual percentage rate borne by that receivable. Alternatively, if so specified in the related prospectus supplement, the seller or the depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described above, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation (or, if applicable, the substitution alternative) will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach. Whenever the seller is not also the depositor, the depositor's obligation to make such purchase or substitution is contingent upon the seller's performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the depositor.

         SERVICING OF THE RECEIVABLES. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession of the installment loan agreements and any other documents relating to those receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the depositor and by the depositor to the trust will be filed, and the depositor's and the seller's accounting records and computer systems will be marked to reflect those sales and assignments. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of those receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables -- Security Interests in Vehicles."

ACCOUNTS

         For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a note distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of the holders of those notes, into which amounts released from the collection account and any other accounts of the trust for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

         If so provided in the related prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the related indenture trustee (or, in the case of each trust that does not issue notes, the related trustee), into which, to the extent required by the sale and servicing agreement, early payments by or on behalf of obligors with respect to precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account will initially be maintained with the applicable indenture trustee or, in the case of each trust that does not issue notes, the applicable trustee.

         Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

         For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and that will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the trust. Net investment earnings on funds deposited in the trust accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

         The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.

SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. However, no such arrangement will modify the original due dates or the amount of the scheduled payments or extend the final payment date of any receivable beyond the final scheduled maturity date, as that term is defined with respect to the pool of receivables in the related prospectus supplement. Some of those arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of that receivable beyond the last day of the Collection Period during which the latest maturing receivable matures, as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of that receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

         The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third party subservicers approved by the Rating Agencies. Each sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer serviced the receivables directly.

COLLECTIONS

         With respect to securities of each trust, unless otherwise indicated in the prospectus supplement, so long as National City Bank is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date. However, if those conditions are not met, the servicer will be required to deposit those amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to its collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit those funds, you might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

         Collections on a receivable made during a Collection Period that are not late fees, prepayment charges, or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to that receivable and then to the scheduled payment. To the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances and the scheduled payment on that Precomputed Receivable, the collections will be applied to prepay the Precomputed Receivable in full. If the collections are insufficient to prepay the Precomputed Receivable in full, they generally will be treated as Payaheads until such later Collection Period as those Payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the Precomputed Receivable in full.

ADVANCES

         PRECOMPUTED RECEIVABLES. If so provided in the related prospectus supplement, to the extent the collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on that Precomputed Receivable not previously applied, if any, with respect to that Precomputed Receivable will be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make a Precomputed Advance. The servicer will be obligated to make a Precomputed Advance in respect of a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Precomputed Advances in the related collection account on or prior to the business day preceding the applicable payment date. The servicer will be entitled to recoup its Precomputed Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; alternatively, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Precomputed Advances from collections from other receivables of the applicable trust.

         SIMPLE INTEREST RECEIVABLES. If so provided in the related prospectus supplement, on or before the business day prior to each applicable payment date, the servicer will deposit into the related collection account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to that amount will be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes liquidated, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) will be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

SERVICING COMPENSATION AND EXPENSES

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of that Collection Period. The servicer will be paid the servicing fee for each Collection Period, together with any portion of the servicing fee that remains unpaid from prior payment dates, on the payment date related to that Collection Period. The servicing fee will be paid out of the available funds for the related Collection Period prior to any distributions on the related payment date to securityholders.

         With respect to any trust, the servicer will generally collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables and will be entitled to reimbursement from that trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

         The servicing fee is intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The servicing fee also will compensate the servicer for administering the related pool of receivables, including making Advances, accounting for collections and furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions and generating federal income tax information for the trust and for the related noteholders and certificateholders. The servicing fee also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related pool of receivables.

DISTRIBUTIONS

         With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

         With respect to each Trust, on each payment date, collections on the related receivables will be transferred from the collection account to the note distribution account, if any, and the certificate distribution account for distribution to noteholders, if any, and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions in respect of principal of a class of securities of a given trust will be subordinate to distributions in respect of interest on that class, and distributions in respect of one or more classes of certificates of that trust may be subordinate to payments in respect of notes, if any, of such trust or other classes of certificates of that trust.

         ALLOCATION OF COLLECTIONS ON RECEIVABLES. On the business day before each payment date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

                  CREDIT AND PAYMENT ENHANCEMENT

The related prospectus supplement will specify the credit enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

     -    subordination of one or more classes of securities;

     -    a reserve account;

     - "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

     - collateralization greater than the principal amount of securities issued;

     -    letters of credit;

     -    liquidity facilities;

     -    surety bonds;

     -    guaranteed investment contracts;

     -    guaranteed rate agreements;

     - swaps or other interest rate, currency or credit protection agreements;

     -    repurchase obligations;

     -    yield supplement arrangements;

     -    cash deposits; or

     - other agreements with respect to third party payments or other support.

         Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust.

         ANY FORM OF CREDIT ENHANCEMENT MAY BE LIMITED AND MAY ONLY APPLY TO CERTAIN CLASSES OF SECURITIES. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due thereon and (2) decrease the likelihood that those securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed under "Summary--Credit or Payment Enhancement." The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers the securities of more than one trust, securityholders of any such series will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other series.

         RESERVE ACCOUNT. If so provided in the related prospectus supplement, the depositor will establish for the securities of the related trust, or a class of those securities, a reserve account that will be maintained with the related trustee or indenture trustee, as applicable. The reserve account will be funded by an initial deposit by the depositor--or another person if so specified in the related prospectus supplement--on the closing date in the amount set forth in the related prospectus supplement. In addition, if the related trust series has a Funding Period, the reserve account will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor, as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

NET DEPOSITS

         As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate

Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to that Collection Period. The Servicer may cause to be made a single net transfer from the collection account to the related payahead account, if any, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

         Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of that trust described under "Certain Information Regarding the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

         Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files with respect thereto and certain other matters.

         Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each trustee and indenture trustee, if any, notice of certain servicer defaults under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

         Copies of those statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination that the servicer's performance of those duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicer's servicing obligations and duties under that sale and servicing agreement or pooling and servicing agreement.

         Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under that sale and servicing agreement or pooling and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under that sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

         Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under that sale and servicing agreement or pooling and servicing agreement.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of:

               - any failure by the servicer to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for three business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

               - any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 60 days after the giving of written notice of that failure (A) to the servicer or the depositor, as the case may be, by the trustee or the indenture trustee or (B) to the servicer and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class (or, if the trust has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance of the certificates);

               - the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

               - such other events, if any, set forth in the related prospectus supplement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than 25% of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than 25% of the certificate balance) may terminate all the rights and obligations of the servicer under that sale and servicing agreement or pooling and servicing agreement. Upon such termination, the related indenture trustee or trustee or a successor servicer appointed by that indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under that sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

         If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than that appointment has occurred, that receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, or is unwilling so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such indenture trustee or trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under that sale and servicing agreement or pooling and servicing agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement or pooling and servicing agreement. No such waiver will impair those noteholders' or certificateholders' rights with respect to subsequent defaults.

AMENDMENT

         The parties to each of the Receivables Transfer and Servicing Agreements may amend any of those agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements or modify the rights of those securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel to that effect or (ii) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the depositor, the related trustee and any related indenture trustee with the consent of the holders of any notes of the related trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of that trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.

LIMITATIONS ON COMMENCEMENT OF VOLUNTARY BANKRUPTCY PROCEEDING BY TRUSTEE

         Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders of such trust and the delivery to such trustee by each such certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the related series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement.

TERMINATION

         With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee, if any, under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders, if any, and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of that Collection Period, after giving effect to the receipt of any monies collected on the receivable.

         If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the related prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

LIST OF CERTIFICATEHOLDERS

         With respect to the certificates of any trust, three or more holders of the certificates of that trust or one or more holders of the certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.


ADMINISTRATION AGREEMENT

         If so specified in the related prospectus supplement, National City Bank or another party identified in that prospectus supplement will enter into an administration agreement with each trust that issues notes and the related indenture trustee. To the extent provided in the administration agreement, National City Bank, as administrator, will agree to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related to the performance of that agreement, the administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related prospectus supplement.

             SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

GENERAL

         The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take such action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, that purchaser would acquire an interest in the receivables superior to the interest of the trust.

SECURITY INTEREST IN THE RECEIVABLES

         The Receivables will be treated by each trust as "tangible chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables, the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of New York and any other States deemed advisable by the depositor to give notice of the trust's ownership of its receivables and their proceeds. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will be obligated to maintain the perfection of each trust's ownership interest, and any related indenture trustee's security interest, in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of that purchaser's business has priority over a security interest in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if that purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale.

SECURITY INTERESTS IN THE FINANCED VEHICLES

         The receivables consist of retail installment sales contracts, retail installment loans, purchase money notes or other notes made pursuant to contracts with obligors for the purchase of automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles. As such, the receivables constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

         Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on that vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the seller will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

         Pursuant to each receivables purchase agreement, the seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by the seller to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement or pooling and servicing agreement, the depositor will assign its interests in the financed vehicles securing the related receivables to that trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the applicable trust as the new secured party on such certificate of title relating to a financed vehicle nor will any such entity execute and file any transfer instrument. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed, as applicable. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trustee pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable.

         In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the seller would be required to repurchase the related receivable from the trust.

         Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under that representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the closing date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the closing date would not give rise to the seller's repurchase obligation.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

         The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

         The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

         Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

         National City Bank is chartered as a national banking association and is subject to regulation and supervision under, among other laws, the Federal Deposit Insurance Act (the

"FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). The rights of creditors of a failed national bank are determined in accordance with the applicable provisions of the FDIA and other applicable federal law. Under the FDIA, the Federal Deposit Insurance Corporation (the "FDIC") may be appointed as conservator or receiver of any depository institution whose deposits are insured by it. The FDIC may appoint itself as conservator or receiver for National City Bank if the FDIC determines that one or more of certain conditions exist, such as, but not limited to, National City Bank's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence or likelihood of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of National City Bank. The FDIC would likely exercise its right to act as receiver under the broad authority discussed above in order to protect its interests as the insurer of insured deposit accounts.

         The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for National City Bank could exercise. To the extent that National City Bank has granted a security interest in the receivables to the issuer, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before National City Bank's insolvency, was not taken in contemplation of the insolvency of National City Bank, and certain other conditions are satisfied, including that such security interest was not taken with the intent to hinder, delay or defraud National City Bank or the creditors of National City Bank, such security interest, to the extent of the issuers "actual, direct compensatory damages" as described below, should not be subject to avoidance if the purchase agreement and sale and servicing agreement and related documents are approved by National City Bank and are continuously maintained as records of National City Bank, as required by the FDIA, and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of National City Bank. In addition, the FDIC has promulgated, effective September 11, 2000, a regulation on the FDIC's treatment, as conservator or receiver, of financial assets transferred in connection with a securitization or participation. This regulation provides, among other things, that the FDIC will not seek to recharacterize as loans transfers by insured depository institutions in connection with securitization if the securitization satisfies the conditions of the regulation. In general, these conditions require that the insured depository institution receive adequate consideration for the transfer and that the transfer satisfy the requirements of sale accounting under U.S. generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver. As a result, payments to the issuer with respect to the receivables, up to the amount of "actual, direct compensatory damages," as described below, should not be subject to recovery by the FDIC as conservator or receiver of National City Bank. The foregoing conclusions regarding avoidance or recovery are based on the FDIC's regulations on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation, which took effect September 11, 2000, and FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. However, such opinions and policy statements are not necessarily binding on the FDIC and the application of the FDIC's regulation to any particular transaction is subject to certain conditions. If the FDIC, as conservator or receiver for National City Bank were to assert a contrary position, the FDIC's regulation on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation were not applicable, or the FDIC were to require the trustee or indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to National City Bank as provided under the FDIA, delays in payments on the securities and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts, including secured contracts, determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual, direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC, as conservator or receiver, would also have any rights and powers conferred under state law.

         In addition, while National City Bank is the servicer, cash collections held by the servicer may, subject to certain conditions, be commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods, the issuer may not have a perfected interest in such collections and, in such event, the issuer may suffer a loss of all or part of such collections which may result in a loss to securityholders.

         A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding period, and to repudiate any servicing obligations of National City Bank. In addition, in the event of a servicer termination event relating to the insolvency of the servicer, if no servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

CERTAIN BANKRUPTCY CONSIDERATIONS REGARDING THE DEPOSITOR

         The depositor will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor. However, if the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the depositor, as debtor-in-possession, may argue that the sale of the receivables by the depositor was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

         The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

         Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase such receivable unless the breach were cured.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

         Under each receivables purchase agreement, the seller will warrant to the depositor, which will in turn assign its rights under that warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against that trust for violation of any law and that claim materially and adversely affects that trust's interest in a receivable, such violation would constitute a breach of the warranties of the seller under that receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

OTHER MATTERS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Federal Tax Counsel to each trust. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, final, temporary and proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. No ruling on any of the issues discussed below will be sought from the IRS. As a result, the IRS may disagree with all or a part of the discussion below.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, or persons holding notes or certificates as part of a straddle or conversion transaction. This summary relates to investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

         The federal income tax consequences to holders of securities will vary depending on whether:

         (1)      the securities of a series are classified as indebtedness;

         (2) an election is made to treat the trust relating to a particular series of securities as a FASIT under the Code;

         (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

         (4) the trust relating to a particular series of certificates is treated as a partnership.

         Federal Tax Counsel will deliver an opinion with respect to each related trust that, for U.S. federal income tax purposes:

-    securities issued by such trust as notes will be treated as indebtedness;

- securities issued by such trust as certificates will be treated as one of the following, as specified in the related prospectus supplement:

                  -        indebtedness;

                  - ownership interests in the related trust fund or in its assets; or

                  - "FASIT regular securities" or "FASIT ownership securities".

The latter treatment would occur in the event that a FASIT election is made with respect to the trust, as described below under "-- FASIT Provisions". Each prospectus supplement will specify which of these treatments applies to the securities being issued. Federal Tax Counsel is of the opinion that "FASIT regular securities" will generally be treated as indebtedness issued by the applicable FASIT.

         In all cases, each trust fund will be structured to not be subject to an entity level tax, and Federal Tax Counsel will deliver an opinion with respect to each related trust that such trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for U.S. federal income tax purposes.

TRUSTS CHARACTERIZED AS A PARTNERSHIP

         TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Federal Tax Counsel will render an opinion that a trust characterized as a partnership will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust.

         TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. If the notes are structured as indebtedness secured by the assets of the trust, Federal Tax Counsel will render an opinion that the notes will be treated as debt for U.S. federal income tax purposes at the time those notes are issued.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to such notes will be provided in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's ordinary method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from its issue date (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note generally will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other foreign person generally will be considered "portfolio interest", and generally will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A foreign partnership holding securities on its own behalf may be subject to increased certification requirements. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the U.S. If the interest is effectively connected income, the foreign person, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest at graduated rates.

         Any gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the U.S. for 183 days or more in the taxable year and does not otherwise have a "tax home" within the U.S.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or foreign person who provides certification as to status as a foreign person) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. income tax and U.S. income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

         TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from any reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional federal income tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (in this case, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

          (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

          (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (iii) any prepayment premiums payable to the certificateholders for such month; and

          (iv) any other amounts of income payable to the certificateholders for such month.

         Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Allocations Between Transferors and Transferees" below.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the applicable seller will represent that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the U.S. for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the U.S. for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships may be subject to increased certification requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

         TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will render an opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

         Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming such characterization of the notes, the federal income tax consequences to noteholders described above under the heading "Trusts For Which a Partnership Election is Made -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.

TRUSTS TREATED AS GRANTOR TRUSTS

         TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

         If a partnership election is not made, then the depositor will have structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, in which case, Federal Tax Counsel will deliver an opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for U.S. federal income tax purposes, and the certificates will be treated as representing ownership interests in the related trust assets and at the time those certificates are issued, special counsel to the depositor will deliver an opinion generally to that effect. The certificates issued by a trust that is treated as a grantor trust are referred to in this section as "Grantor Trust Certificates" and the owners of Grantor Trust Certificates are referred to as "Grantor Trust Certificateholders".

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Code discussed below.

         Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount on Stripped Bonds". The original issue discount on a Grantor Trust Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor

Trust Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest", if any. Based on the preamble to the
Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

         Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

         With respect to stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations -- the Amortizable Bond Premium Regulations -- dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such

Grantor Trust Certificateholder owns or acquires. See "-- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c) (1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Foreign Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

         Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

FASIT PROVISIONS

         The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code -- the FASIT provisions -- which provide for a new type of entity for U.S. federal income tax purposes known as a "financial asset securitization investment trust" or "FASIT". Federal tax counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the trust agreement (including the making of a timely FASIT election) and related documents. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to U.S. federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for U.S. federal income tax purposes.

         Qualification as a FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the "regular interests" and the certificate issued by the trust (the "FASIT Ownership Security") will constitute the "ownership interest", respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the noteholders' interests in the FASIT are met on a continuing basis and (iii) the trust is not a regulated investment company as defined in section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

         Asset Composition. In order for the trust to be eligible for FASIT status, substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a FASIT regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than 30 years, (iii) it entitles its holder to a specified principal amount,
(iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure of the FASIT Trust to comply inadvertent and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the

New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Note outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Notes are treated as exchanging their Notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Note increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Notes. Payments received by Holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such Notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the Holder and a principal payment on such Note will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for notes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes," above.

         If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for notes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes--Sale or Other Disposition". In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Provisions--Interests in a FASIT".

         Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions". Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding". For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

         Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the foreign person FASIT Regular Noteholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the U.S. branch of a foreign person and the foreign person Regular Noteholder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

                         CERTAIN STATE TAX CONSEQUENCES

         The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                      * * *

         THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified person" under the Code with respect to the plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws that impose similar requirements. We refer to these plans subject to ERISA, Section 4975, or any law imposing similar requirements as "Plans". A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

          - Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

          - PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

          - PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

          - PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

          - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include Plan assets.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

         Pursuant to Department of Labor Regulation ss.2510.3-101 -- the Plan Assets Regulation --, in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For this purpose, the Plan Assets Regulation specifically indentifies beneficial interests in a trust as equity interests. While the Department of Labor has provided little guidance with respect to whether an instrument is treated as indebtedness under applicable local law or has substantial equity features, the preamble to the proposed Plan Assets Regulation indicated that, while the question whether a plan's interest is an equity interest is an inherently factual one, an instrument will not fail to be a debt instrument merely because it has certain equity features, such as additional variable interest and conversion rights, that are incidental to the primary fixed obligation. A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by benefit plan investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% percent or more of the value of any class of equity interest in the entity is held by benefit plan investors. In calculating this percentage, the value of any equity interest held by a person, other than a benefit plan investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. "Benefit Plan Investors" include Plans, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a Plan's investment in the entity. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if 25% or more of any class of certificates are acquired by benefit plan investors. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

         As a result, except in the case of unsubordinated certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by benefit plan investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

          - a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

          - an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

         Transfer of subordinated certificates which would be eligible for coverage under the Exemption if they were not subordinated may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of PTCE 95-60.

         Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. However, the notes may not be purchased with the assets of a Plan if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

          - has investment or administrative discretion with respect to that Plan assets;

          - has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan assets for a fee and pursuant to an agreement or understanding that such advice

                    - will serve as a primary basis for investment decisions with respect to that Plan assets and

                    - will be based on the particular investment needs for that Plan; or

          -         is an employer maintaining or contributing to that Plan.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

         A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS

         Unless otherwise specified in the related prospectus supplement, the following discussion applies only to nonsubordinated certificates -- the Senior Certificates -- issued by a trust.

         The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement an Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

                    (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                    (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                    (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch, Inc.;

                    (4) The trustee is not an affiliate of any other member of the Restricted Group;

                    (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all those obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                    (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed 25%;

                    (2) All obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency;

                    (3) The transfer of those additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

                    (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date;

                  (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust:

                              (a) the characteristics of the additional
                    obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                              (b) an independent accountant retained by the
                    depositor must provide the depositor with a letter, with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement; in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date;

                  (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

                  (8) The related prospectus or prospectus supplement must describe:

                              (i) any pre-funding account and/or capitalized
                    interest account used in connection with a pre-funding account;

                              (ii) the duration of the pre-funding period;

                              (iii) the percentage and/or dollar amount of the
                    pre-funding limit for the trust; and

                              (iv) that the amounts remaining in the pre-funding
                    account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

                    (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

          (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least 50% of the Senior Certificates are acquired by persons independent of the Restricted Group,

          (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust,

          (iii) the Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding at the time of the acquisition, and

          (iv) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the Department of Labor is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

         The DOL issued final regulations under Section 401(c) on January 5, 2000, generally effective July 5, 2001. Generally, the general account regulations do not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998.

The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

                              PLAN OF DISTRIBUTION

         The depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

         Each prospectus supplement will either--

            - set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

            - specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

         After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

         This prospectus, together with the related prospectus supplement, may be used by NatCity Investments, Inc., an affiliate of National City Bank and National City Vehicle Receivables Inc., in connection with offers and sales related to market making transactions in the securities in which NatCity Investments, Inc. acts a principal. NatCity Investments, Inc. may also act as agent in those transactions. Sales in those transactions will be made at prices related to the prevailing prices at the time of sale.

         The depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the seller.

         Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL OPINIONS

         Certain legal matters relating to the securities of any trust will be passed upon for the trust and the depositor by Jones, Day, Reavis & Pogue, New York, New York, and for the underwriter of such securities by Sidley Austin Brown & Wood, LLP. Material federal income tax matters will be passed upon for each trust by Sidley Austin Brown & Wood, LLP.


                      GLOSSARY OF TERMS FOR THE PROSPECTUS

         Set forth below is a list of the defined terms used in this prospectus, which are also used in the prospectus supplement.

         "ADDITIONAL OBLIGATIONS" means, with respect to the Exemption, all Obligations transferred to a trust after its closing date.

         "ADVANCES" means a Precomputed Advance or a Simple Interest Advance.

         "ADMINISTRATOR" means the person named administrator in the related prospectus supplement, in such person's capacity as administrator of the trust under an administration agreement.

         "AMORTIZABLE BOND PREMIUM REGULATIONS" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

         "BANK" means a National City Corporation subsidiary national banking association.

         "BENEFIT PLAN INVESTOR" means any:

                  - "employee benefit plans" (as defined in Section 3(3) of ERISA), including without limitation governmental plans, foreign pension plans and church plans;

                  - "plans" described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans; or

                  - entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

         "BOOK-ENTRY SECURITIES" means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         "CERTIFICATE BALANCE" means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

         "CLEARSTREAM" means Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

         "CLOSING DATE" means that date specified as such in the prospectus supplement on which the trust issues its securities.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTION PERIOD" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

         "CONTROLLING CLASS" means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

         "CUT-OFF DATE" means the date specified as such in the applicable prospectus supplement.

         "DAILY PORTION" is computed as specified under "Material Federal Income Tax Consequences--Trusts Treated as a Grantor Trust--Stripped Bonds and Stripped Coupons --Original Issue Discount."

         "DEFAULTED RECEIVABLE" means a receivable upon which there is deemed to have been a default in payment by the related obligor, as determined according to criteria established by the related servicer.

         "DEFINITIVE CERTIFICATES" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "DEFINITIVE NOTES" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

         "DEFINITIVE SECURITIES" means collectively, the Definitive Notes and the Definitive Certificates.

         "DOL" means the United States Department of Labor.

         "DTC" means The Depository Trust Company and any successor depository selected by the trust.

         "ELIGIBLE CORPORATION" means, with respect to FASITs, a domestic C corporation that is fully subject to corporate income tax.

         "ELIGIBLE DEPOSIT ACCOUNT" means either--

            - a segregated account with an Eligible Institution; or

            - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "ELIGIBLE INSTITUTION" means--

            - the corporate trust department of the indenture trustee or the related trustee, as applicable; or

            - a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or
            (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "EVENTS OF DEFAULT" under the related indenture will consist of the events specified under "Description of the Notes -- The Indenture" in this prospectus.

         "EVENTS OF SERVICING TERMINATION" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination" in this prospectus.

         "EXEMPTION" means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under "ERISA Considerations'"

         "FASIT" means a financial asset securitization investment trust.

         "FASIT PROVISIONS" means sections 860H through 860L of the Code.

         "FASIT QUALIFICATION TEST" is the requirement for FASIT status eligibility that substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter.

         "FASIT REGULAR NOTEHOLDERS" means holders of FASIT regular interests.

         "FEDERAL TAX COUNSEL" means the special federal tax counsel to each trust specified in the related prospectus supplement.

         "FOREIGN PERSON" means a nonresident alien, foreign corporation or other person other than a U.S. person.

         "FUNDING PERIOD" the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

         "GRANTOR TRUST CERTIFICATEHOLDERS" means owners of certificates issued by a trust that is treated as a grantor trust.

         "GRANTOR TRUST CERTIFICATES" means certificates issued by a trust that is treated as a grantor trust.

         "INDENTURE" means the indenture by and between the Trust, as issuer of the notes, and the indenture trustee, identified in the prospectus supplement.

         "IO" means interest-only.

         "IRS" means the Internal Revenue Service.

         "LIQUIDATION PROCEEDS" means all proceeds of the liquidation of a defaulted receivable, net of expenses incurred by the related servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

         "MOTOR VEHICLE LOANS" means retail installment sales contracts, retail installment loans, purchase money notes or other notes secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles.

         "OBLIGATIONS" means, with respect to the Exemption, mortgage loans or other secured receivables.

         "OID" means original issue discount.

         "OID REGULATIONS" means those Treasury regulations relating to OID.

         "PAYAHEADS" means early payments by or on behalf of obligors on Precomputed Receivables that do not constitute scheduled payments, full prepayments, or certain partial prepayments that result in a reduction of the obligor's periodic payment below the scheduled payment as of the applicable cut-off date.

         "PAYMENT DATE" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

         "PERMITTED INVESTMENTS" means:

                  - direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

                  - demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

                  - commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

                  - investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

                  - repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

                  - any other investment acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

         "PLAN ASSETS REGULATION" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

         "POOLING AND SERVICING AGREEMENT" means the pooling and servicing agreement among the depositor, the seller, the servicer and the trustee identified in the prospectus supplement.

         "PRECOMPUTED ADVANCE" means an advance on a Precomputed Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

         "PRECOMPUTED RECEIVABLE" means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

         "PRE-FUNDED AMOUNT" means the amount on deposit in the Pre-Funding Account on the applicable closing date.

         "PRE-FUNDING LIMIT" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

         "PRE-FUNDING PERIOD" means, with respect to the Exemption, a 90-day or three-month period following the closing date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

         "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

         "PURCHASE AMOUNT" means a price at which the seller, the depositor or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of that receivable plus accrued interest thereon to the last day of the month of purchase at the annual percentage rate borne by that receivable.

         "RATING AGENCY" means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

         "RECEIVABLES PURCHASE AGREEMENT" means the receivables purchase agreement by and between the seller and the depositor, as purchaser.

         "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means, collectively,
(i) each receivables purchase agreement under which the depositor will purchase the receivables from the seller, each sale and servicing agreement under which the trust will purchase receivables from the depositor and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the administrator will undertake certain administrative duties or, (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

         "RECORD DATE" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

         "REMIC" means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.

         "RESTRICTED GROUP" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

         "SALE AND SERVICING AGREEMENT" means the sale and servicing agreement by and among the seller, the depositor, the servicer and the related trust.

         "SEC" means the Securities and Exchange Commission.

          "SECTION 1286 TREASURY REGULATIONS" means Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

         "SELLER" means, with respect to any trust, National City Bank, as seller of the related receivables to the depositor.

         "SENIOR CERTIFICATES" means the nonsubordinated certificates issued by a trust.

         "SERVICER" means, with respect to any trust, National City Bank, acting in its capacity as servicer of the related receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

         "SIMILAR LAW" means federal, state or local laws that impose requirements similar to ERISA or the Code.

         "SIMPLE INTEREST ADVANCE" means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

         "SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under a Precomputed Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         "SHORT-TERM NOTE" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

         "SUBSEQUENT RECEIVABLES" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

         "SUBSEQUENT TRANSFER DATE" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

         "TAX CODE" means the Internal Revenue Code of 1986, as amended.

         "TRUSTEE" means the trustee of the trust identified in the related prospectus supplement.

         "TRUST AGREEMENT" means the trust agreement by and between the trustee and the Bank, as depositor, identified in the related prospectus supplement.

         "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                      (This page intentionally left blank)

                      (This page intentionally left blank)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

         SEC registration fee................................      $304,000
         Legal fees and expenses.............................       250,000
         Accounting fees and expenses........................        50,000
         Blue sky fees and expenses..........................        10,000
         Rating agency fees..................................       550,000
         Trustee's fees and expenses.........................        20,000
         Printing............................................        50,000
         Miscellaneous.......................................        66,000
                                                                  ---------
         Total...............................................    $1,300,000
                                                                  =========

-------------------
* All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000,000 of securities registered hereby (other than the SEC registration fee, which is the fee to register all of the securities registered hereby).




ITEM 16.  EXHIBITS.

       1.1  Form of Underwriting Agreement
       3.1  Articles of Incorporation of National City Vehicle Receivables
            Inc.*
       3.2  Bylaws of National City Vehicle Receivables Inc.*
       4.1  Form of Trust Agreement (including form of Certificates)
       4.2 Form of Pooling and Servicing Agreement (including form of Certificates)
       4.3  Form of Indenture (including form of Notes)
       5.1  Opinion of Jones, Day, Reavis & Pogue with respect to legality
       8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to certain tax matters
      10.1  Form of Sale and Servicing Agreement
      10.2  Form of Administration Agreement
      10.3  Form of Receivables Purchase Agreement
      23.1  Consent of Jones, Day, Reavis & Pogue  (included in Exhibit 5.1)
      23.2  Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 8.1)
      24.1  Power of Attorney for National City Bank*
      24.2  Power of Attorney for National City Vehicle Receivables Inc.*
      25.1  Form T-1 for The Bank of New York

         * Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe (i) that it meets all of the requirements for filing on Form S-3 and (ii) that the security rating requirement will be met by the time of sale of the securities, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, the State of Ohio, on February 28, 2002.


                                  NATIONAL CITY VEHICLE RECEIVABLES INC.


                                  By:   /s/ Robert B. Crowl
                                        ------------------------------------
                                        Name:   Robert B. Crowl
                                        Title:  Vice President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


             SIGNATURE                                TITLE                                DATE
              *                       President and Director                                 *
-----------------------------         (Principal Executive Officer)
      J. Andrew Dunham


              *                       Vice President, Treasurer and Director                 *
     Charles E. Murawski              (Principal Financial Officer and Principal
-----------------------------         Accounting Officer)


     /s/ Robert B. Crowl              Vice President, Secretary and Director             February 28, 2002
-----------------------------
         Robert B. Crowl


 *  /s/ Robert B. Crowl
  -----------------------------------
        Robert B. Crowl
        Attorney-In-Fact
        February 28, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe (i) that it meets all of the requirements for filing on Form S-3 and (ii) that the security rating requirement will be met by the time of sale of the securities, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, the state of Ohio, on February 28, 2002.

                                          NATIONAL CITY BANK


                                          By:  /s/ Robert B. Crowl
                                             ----------------------------------
                                             Name:  Robert B. Crowl
                                             Title: Senior Vice President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


             SIGNATURE                                      TITLE                                DATE
              *                       President and Director                                      *
------------------------------        (Principal Executive Officer)
       Philip L. Rice


              *                       Senior Vice President                                       *
------------------------------        (Principal Financial Officer )
       Janis E. Lyons


              *                       Senior Vice President                                       *
------------------------------        (Principal Accounting Officer)
     Kamala R. Raghavan


              *                       Director                                                    *
------------------------------
      George R. Berlin


              *                       Director                                                    *
------------------------------
    Thomas G. Breitenbach


              *                       Director                                                    *
------------------------------
      Steve D. Bullock


              *                       Director                                                    *
------------------------------
    Christopher M. Connor


              *                       Director                                                    *
------------------------------
      David A. Daberko


              *                       Director                                                    *
------------------------------
       Daniel W. Duval


              *                       Director                                                    *
------------------------------
    Thomas J. Fitzpatrick


              *                       Director                                                    *
------------------------------
       Gary A. Glaser


              *                       Director                                                    *
------------------------------
      Gordon D. Harnett


              *                       Director                                                    *
------------------------------
    Donald V. Kellermeyer


              *                       Director                                                    *
------------------------------
      William P. Madar


              *                       Director                                                    *
------------------------------
  William E. MacDonald III


              *                       Director                                                    *
------------------------------
       Shelley B. Roth


              *                       Director                                                    *
------------------------------
     Dr. K. Wayne Smith


              *                       Director                                                    *
------------------------------
     Thomas C. Sullivan


              *                       Director                                                    *
------------------------------
       John R. Werren



         * By:   /s/ Carlton E. Langer
               ---------------------------------
               Name:  Carlton E. Langer
                      Attorney-In-Fact
                      February 28, 2002

                                                      Registration No. 333-74756






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ---------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ---------------------


                               NATIONAL CITY BANK
       (Exact name of registrant as specified in its governing instrument)

                     NATIONAL CITY VEHICLE RECEIVABLES INC.
       (Exact name of registrant as specified in its governing instrument)


                              ---------------------


                                 EXHIBIT VOLUME

                                  EXHIBIT INDEX



 1.1   Form of Underwriting Agreement for Owner Trusts

 3.1   Articles of Incorporation of the National City Vehicle Receivables Inc.*

 3.2   Bylaws of the Registrant National City Vehicle Receivables Inc.*

 4.1   Form of Trust Agreement (including form of Certificates)

 4.2   Form of Pooling and Servicing Agreement (including form of Certificates)

 4.3   Form of Indenture (including form of Notes)

 5.1   Opinion of Jones, Day, Reavis & Pogue with respect to legality

 8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to certain tax matters

10.1   Form of Sale and Servicing Agreement

10.2   Form of Administration Agreement

10.3   Form of Receivables Purchase Agreement*

23.1   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

23.2   Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 8.1)

24.1   Power of Attorney for National City Bank*

24.2   Power of Attorney for National City Vehicle Receivables Inc.*

25.1   Form T-1 for The Bank of New York

     * Previously filed.